UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Skyworks Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2012

Dear Stockholder:

I am pleased to invite you to attend the 2012 annual meeting of stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on Thursday, May 10, 2012, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts (the “Annual Meeting”). We look forward to your participation in person or by proxy. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

If you plan to attend the Annual Meeting, please check the designated box on the enclosed proxy card. Or, if you utilize our telephone or Internet proxy submission methods, please indicate your plans to attend the Annual Meeting when prompted to do so. If you are a stockholder of record, you should bring the top half of your proxy card as your admission ticket and present it upon entering the Annual Meeting. If you are planning to attend the Annual Meeting and your shares are held in “street name” by your broker (or other nominee), you should ask the broker (or other nominee) for a proxy issued in your name and present it at the meeting.

Whether or not you plan to attend the Annual Meeting, and regardless of how many shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to complete the enclosed proxy and return it to us promptly in the postage-prepaid envelope provided, or to complete and submit your proxy by telephone or via the Internet in accordance with the instructions on the proxy card. If you do attend the Annual Meeting and wish to vote in person, you may revoke a previously submitted proxy at that time by voting in person at the meeting.

Sincerely yours,

David J. McLachlan Chairman of the Board

Skyworks / Stockholder Invitation

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road	5221 California Avenue
Woburn, MA 01801	Irvine, CA 92617
(781) 376-3000	(949) 231-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 10, 2012

To the Stockholders of Skyworks Solutions, Inc.:

The 2012 annual meeting of stockholders of Skyworks Solutions, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m., local time, on Thursday, May 10, 2012, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts (the “Annual Meeting”) to consider and act upon the following proposals:

1. To elect nine individuals nominated to serve as directors of the Company with terms expiring at the next annual meeting of stockholders and named in the Proxy Statement;

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3. To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2012; and

4. To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 23, 2012, are entitled to notice of and to vote at the Annual Meeting. To ensure your representation at the Annual Meeting, we urge you to submit a proxy promptly in one of the following ways whether or not you plan to attend the Annual Meeting: (a) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose; (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card; or (c) by completing and submitting your proxy via the Internet by visiting the Website address listed on the proxy card. The Proxy Statement accompanying this notice describes each of the items of business listed above in more detail. Our Board of Directors recommends: a vote “FOR” the election of the nominees for director named in Proposal 1 of this Proxy Statement, a vote “FOR” Proposal 2, the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and a vote “FOR” Proposal 3 ratifying the selection of KPMG LLP as the independent registered public accounting firm of the Company for the 2012 fiscal year.

By Order of the Board of Directors,

MARK V.B. TREMALLO Vice President, General Counsel and Secretary

Woburn, Massachusetts

April 6, 2012

Skyworks / Notice of Annual Meeting

2011 PROXY STATEMENT

Skyworks / Proxy Statement

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road	5221 California Avenue
Woburn, MA 01801	Irvine, CA 92617
(781) 376-3000	(949) 231-3000

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Skyworks Solutions, Inc., a Delaware corporation (“Skyworks” or the “Company”), for use at the Company’s annual meeting of stockholders to be held on Thursday, May 10, 2012, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts at 2:00 p.m., local time, or at any adjournment or postponement thereof (the “Annual Meeting”). The Company’s Annual Report, which includes financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operation for the fiscal year ended September 30, 2011, is being mailed together with this Proxy Statement to all stockholders of record entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy are being first mailed to stockholders on or about April 6, 2012.

Only stockholders of record at the close of business on March 23, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of March 23, 2012, there were 189,516,547 shares of Skyworks’ common stock issued and outstanding. Pursuant to Skyworks’ Restated Certificate of Incorporation and By-laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on each matter considered at the Annual Meeting. As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (a) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card, or (c) by completing and submitting your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the Annual Meeting even if you have previously submitted your proxy by mail, telephone or via the Internet (and your vote at the Annual Meeting will automatically revoke your previously submitted proxy, although mere attendance at the meeting without voting in person will not have that result).

If your shares are held on your behalf by a third party such as your broker or another person or entity who holds shares of the Company on your behalf and for your benefit, which person or entity we refer to as a “nominee,” and your broker (or other nominee) is the stockholder of record of such shares, then you are the beneficial owner of such shares and we refer to those shares as being held in “street name.” As the beneficial owner of your “street name” shares, you are entitled to instruct your broker (or other nominee) as to how to vote your shares. Your broker (or other nominee) will provide you with information as to how you are able to instruct your broker (or other nominee) as to the voting of your “street name” shares.

If your shares are held in “street name,” your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote your shares with respect to “discretionary” matters, as described below, but will not be permitted to vote the shares with respect to “non-discretionary” matters. A “broker non-vote” occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) has either received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker (or other nominee) either does not have authority to vote on that proposal and has not received voting instructions from you or has discretionary authority on the proposal but chooses not to exercise it. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal. We do,

Skyworks / Proxy Statement

however, count “broker non-votes” for the purpose of determining a quorum for the Annual Meeting. If your shares are held in “street name” by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (a) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (c) attending the Annual Meeting and voting there in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, Attention: Secretary, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present for purposes of determining whether a quorum exists at the Annual Meeting. If a broker non-vote occurs with respect to any shares of the Company’s common stock on any matter, then those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists because they are entitled to vote on other matters) and will not be voted.

Under Proposal 1, you are being asked to consider nine nominees (all of our currently serving directors) for election to our Board of Directors to serve until the 2013 annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Pursuant to the Company’s By-laws, directors are elected by a plurality vote of all votes cast for the election of directors at the Annual Meeting. As a result, under Proposal 1, the nine nominees for director who receive the most affirmative votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors. Because Proposal 1 constitutes an uncontested election of directors, it is not considered to be a “discretionary” matter for certain brokers. Consequently, those brokers are not authorized to vote “street name” shares in connection with Proposal 1 in the absence of instructions from the beneficial owner of such shares. If you hold shares in “street name” and do not provide specific instructions to your broker on how to vote some or all of your “street name” shares with respect to Proposal 1, your broker may not be able to vote those shares in its discretion and, in such case, a “broker non-vote” may occur. Broker non-votes will have no effect on the outcome of Proposal 1, so please be sure to provide your broker or other nominee with your voting instructions so that your vote will be counted. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1.

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 is not considered to be a “discretionary” matter for certain brokers. Consequently, those brokers are not authorized to vote “street name” shares in connection with Proposal 2 in the absence of instructions from the beneficial owner of such shares. If you hold shares in “street name” and do not provide specific instructions to your broker on how to vote some or all of your “street name” shares with respect to Proposal 2, your broker may not be able to vote those shares in its discretion and, in such case, a “broker non-vote” may occur. Broker non-votes will have no effect on the outcome of Proposal 2, so please be sure to provide your broker or other nominee with your voting instructions so that your vote will be counted. Votes that are marked “ABSTAIN” are counted as present and entitled to vote with respect to Proposal 2 and will have the same impact as a vote that is marked “AGAINST” for purposes of Proposal 2. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

Skyworks / Proxy Statement

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposal 3. Proposal 3 involves a matter on which a broker (or other nominee) does have discretionary authority to vote and, as a result, if you do not instruct your broker (or other nominee) as to how you want to vote your shares, your broker (or other nominee) is entitled to vote your shares in its discretion. With respect to Proposal 3, a vote of “ABSTAIN” will have the same effect as a vote of “AGAINST.” THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

If you beneficially own shares that are held in “street name” by your broker (or other nominee), we strongly encourage you to provide instructions to your broker (or other nominee) as to how to vote on the election of directors and all of the Proposals by signing, dating and returning to your broker (or other nominee) the instruction card provided by your broker (or other nominee).

An automated system administered by the Company’s transfer agent tabulates the votes at the Annual Meeting. The vote on each matter submitted to stockholders will be tabulated separately.

The persons named as attorneys-in-fact in this Proxy Statement, David J. Aldrich and Mark V.B. Tremallo, were selected by the Board of Directors and are officers of the Company. Each executed proxy card returned by a stockholder of record or proxy vote recorded via telephone or the Internet by a stockholder of record in the manner provided for on the proxy card prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the choices specified. If no choices are indicated, proxies returned by holders of record will be voted “FOR” the election of the nominees for director named in Proposal 1 in this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the 2012 fiscal year.

If you plan to attend the Annual Meeting, please be sure to indicate your intent to attend by checking the designated box on your proxy card if you are submitting a proxy via mail, or by indicating when prompted if you are submitting a proxy through either Skyworks’ telephone or Internet proxy submission procedures. In either case, save the admission ticket attached to your proxy (the top half) and bring that with you to the Annual Meeting. If your shares are held in “street name” by your broker (or other nominee) you should consult your instruction card to determine how to indicate your intent to attend the Annual Meeting. If your instruction card does not provide any such indication, you should contact your broker (or other nominee) to determine what you will need to do to be able to attend and vote at the Annual Meeting. In order to be admitted to the Annual Meeting, you will need to present your admission ticket or the appropriate documentation from your broker (or other nominee), as well as provide a valid picture identification, such as a driver’s license or passport.

Some brokers (or other nominees) may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. If you are a stockholder and your household or address has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to you, upon your written request to Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617, Attention: Investor Relations, or oral request to Investor Relations at (949) 231-4700. If you would like to receive separate copies of our Annual Report and Proxy Statement in the future, you should direct such request to your broker (or other nominee). Even if your household or address has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the enclosed postage-prepaid envelope (or completed and submitted by telephone or via the Internet, as described on the proxy card). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by contacting your broker (or other nominee), or the Company at the address or telephone number above.

Skyworks / Proxy Statement

If you are a participant in the Skyworks 401(k) Savings and Investment Plan, you will receive an instruction card for the Skyworks shares you own through the 401(k) Plan. That instruction card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 10, 2012

The Proxy Statement and the Company’s Annual Report are available at www.skyworksinc.com/annualreport.

Skyworks / Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth the beneficial ownership of the Company’s common stock as of March 23, 2012, by the following individuals or entities: (i) each person or entity who beneficially owns 5% or more of the outstanding shares of the Company’s common stock as of March 23, 2012; (ii) the Named Executive Officers (as defined herein under the heading “Compensation Tables for Named Executive Officers”); (iii) each director and nominee for director; and (iv) all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, is not necessarily indicative of beneficial ownership for any other purpose, and does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of March 23, 2012, there were 189,516,547 shares of Skyworks common stock issued and outstanding.

In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within sixty (60) days of March 23, 2012, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Names and Addresses of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)		Percent of Class
Wellington Management Company, LLP	26,268,395	(3)	13.86%
FMR LLC	14,357,776	(4)	7.58%
Blackrock, Inc.	9,932,854	(5)	5.24%
David J. Aldrich	1,483,168	(6)	(*)
Kevin L. Beebe	148,500		(*)
Moiz M. Beguwala	137,855		(*)
Bruce J. Freyman	287,514	(6)	(*)
Timothy R. Furey	118,500		(*)
Liam K. Griffin	200,037	(6)	(*)
Balakrishnan S. Iyer	85,582		(*)
Thomas C. Leonard	79,707		(*)
David P. McGlade	133,500		(*)
David J. McLachlan	91,100		(*)
Donald W. Palette	259,778	(6)	(*)
Robert A. Schriesheim	103,500		(*)
Gregory L. Waters	316,662	(6)	(*)
All current directors and executive officers as a group (15 persons)	3,634,918	(6)	1.90%

*	Less than 1%

(1)	Unless otherwise set forth in the following notes, each person’s address is the address of the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, and stockholders have sole voting and sole investment power with respect to the shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

(2)	Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within sixty (60) days of March 23, 2012 (the “Current Options”), as follows: Mr. Aldrich — 1,001,504 shares under Current Options; Mr. Beebe — 105,000 shares under Current Options; Mr. Beguwala — 81,000 shares under Current Options; Mr. Freyman — 163,750 shares under Current Options; Mr. Furey — 75,000 shares under Current Options; Mr. Griffin

Skyworks / Proxy Statement

— 71,250 shares under Current Options; Mr. Iyer — 36,000 shares under Current Options; Mr. Leonard — 3,750 shares under Current Options; Mr. McGlade — 90,000 shares under Current Options; Mr. McLachlan — 45,000 shares under Current Options; Mr. Palette — 131,250 shares under Current Options; Mr. Schriesheim — 60,000 shares under Current Options; Mr. Waters — 71,250 shares under Current Options; current directors and executive officers as a group (15 persons) — 1,962,754 shares under Current Options.

(3)	Consists of shares beneficially owned by Wellington Management Company, LLP, which has shared voting power as to 20,339,319 shares and shared dispositive power over 26,146,830 shares. With respect to the information relating to Wellington Management Company, LLP, the Company has relied on information supplied by Wellington Management Company, LLP on a Schedule 13G/A filed with the SEC on February 14, 2012. The address and principal business office of Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.

(4)	Consists of shares beneficially owned by FMR LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as a result of its sole ownership of Fidelity Management & Research Company (“Fidelity Research”) and indirect ownership of Pyramis Global Advisors Trust Company (“PGATC”). Fidelity Research, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 14,352,687 shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 that hold the shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Research, and the funds each has sole power to dispose of the 14,352,687 shares owned by the funds. Pyramis Global Advisors Trust Company (“PGATC”), a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 5,000 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 5,000 shares and sole voting power of 300 shares owned by institutional accounts managed by PGATC. Strategic Advisers, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 89 shares as a result of acting as an investment adviser to various individuals. Of the shares beneficially owned, FMR LLC (through its ownership of Fidelity Research and PGATC) has sole voting power with respect to 1,589 shares and sole dispositive power with respect to 14,357,776 shares. The address of Fidelity Research, Fidelity Trust and Strategic Advisers, Inc. is 82 Devonshire Street, Boston, MA 02109. The address of PGATC is 900 Salem Street, Smithfield, Rhode Island, 02917. With respect to the information relating to the affiliated FMR LLC entities, the Company has relied on information supplied by FMR LLC on a Schedule 13G/A filed with the SEC on February 14, 2012.

(5)

Consists of shares beneficially owned by Blackrock, Inc., which has sole voting control and sole dispositive power as to all such shares. With respect to information relating to Blackrock, Inc., the Company has relied on information supplied by Blackrock, Inc. on a Schedule 13G filed with the SEC on February 8, 2012. The address and principal business office of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)	Includes shares held in the Company’s 401(k) Savings and Investment Plan as of February 29, 2012.

Skyworks / Proxy Statement

PROPOSALS TO BE VOTED ON

PROPOSAL 1

ELECTION OF DIRECTORS

Under this Proposal 1, you are being asked to consider nine nominees for election to our Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The names of the nine nominees for election as directors, their current positions and offices, the year such nominee was first elected a director of the Company and their board committee memberships are set forth in the table below. All of such nominees are current Skyworks directors. Each nominee for election has agreed to serve if elected, and the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve. If a nominee is unable or unwilling to serve the attorneys-in-fact named in this Proxy Statement will vote any shares represented at the meeting by proxy for the election of another individual nominated by the Board of Directors, if any. No nominee or executive officer is related by blood, marriage or adoption to any other director, nominee or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Nominee’s or Director’s Name (First Year of Service as a Director)	Position(s) with the Company
David J. Aldrich (2000)	President, Chief Executive Officer and Director
Kevin L. Beebe (2004)(1)(2)	Non-Employee Director
Moiz M. Beguwala (2002)(1)(3)	Non-Employee Director
Timothy R. Furey (1998)(2)(3)	Non-Employee Director
Balakrishnan S. Iyer (2002)(1)(3)	Non-Employee Director
David J. McLachlan (2000)(1)(3)	Non-Employee Director and Chairman of the Board
Thomas C. Leonard (1996)	Non-Employee Director
David P. McGlade (2005)(2)(3)	Non-Employee Director
Robert A. Schriesheim (2006)(1)(2)	Non-Employee Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

Immediately below this proposal is biographical information about each of the director nominees, as well as the Company’s other executive officers, including information regarding each director’s and nominee’s business experience for the past five years, and the names of other public companies for which each director or nominee has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that he should serve as a director. In addition, we believe that all of our current directors and nominees have integrity, business acumen, good judgment, knowledge of our business and industry, experience in one or more areas relevant to our business and strategy, and the willingness to devote the time needed to be an effective director.

Directors are elected by a plurality of all votes cast for the election of directors at the meeting. As a result, under Proposal 1, the nine nominees for director who receive the most votes will be elected. Shares represented by all proxies received by the Board of Directors that are properly completed, but do not specify a choice as to the election of directors and are not marked as to withhold authority to vote for the nominees will be voted FOR the election of all nine of the nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE NINE NOMINEES IN PROPOSAL 1

Skyworks / Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each director and executive officer of the Company his position with the Company as of March 23, 2012:

Name	Title
David J. McLachlan	Chairman of the Board
David J. Aldrich	President, Chief Executive Officer and Director
Kevin L. Beebe	Director
Moiz M. Beguwala	Director
Timothy R. Furey	Director
Balakrishnan S. Iyer	Director
Thomas C. Leonard	Director
David P. McGlade	Director
Robert A. Schriesheim	Director
Donald W. Palette	Vice President and Chief Financial Officer
Gregory L. Waters	Executive Vice President and General Manager, Front-End Solutions
Liam K. Griffin	Executive Vice President and General Manager, High Performance Analog
Bruce J. Freyman	Senior Vice President, Worldwide Operations
Mark V.B. Tremallo	Vice President, General Counsel and Secretary
George M. LeVan	Vice President, Human Resources

Directors

David J. McLachlan, age 73, has been a director since 2000 and Chairman of the Board since May 2008. Mr. McLachlan served as a senior advisor to the Chairman and Chief Executive Officer of Genzyme Corporation (a publicly traded biotechnology company) from 1999 to 2004. He also was the Executive Vice President and Chief Financial Officer of Genzyme from 1989 to 1999. Prior to joining Genzyme, Mr. McLachlan served as Vice President and Chief Financial Officer of Adams-Russell Company (an electronic component supplier and cable television franchise owner). Mr. McLachlan also serves on the Board of Directors of Dyax Corp. (a publicly traded biotechnology company), HearUSA, Ltd. (a publicly traded hearing care services company) and Deltagen, Inc (a publicly traded provider of drug discovery tools and services to the biopharmaceutical industry).

We believe that Mr. McLachlan, the current Chairman of the Board, is qualified to serve as a director because he possesses a broad range of business experience as a result of his service as both chief financial officer and director for several public companies. In particular, Mr. McLachlan has in depth experience handling complex accounting and finance issues for a broad range of companies. He has also served on the boards and audit and governance committees of other public companies (including as chairman of the audit committee), and serves as a designated “audit committee financial expert” for Skyworks’ Audit Committee. In addition, Mr. McLachlan has extensive knowledge regarding Skyworks’ business, which he has acquired by serving for more than 10 years on its Board of Directors.

David J. Aldrich, age 55, has served as President and Chief Executive Officer, and as a director of the Company since April 2000. From September 1999 to April 2000, Mr. Aldrich served as President and Chief Operating Officer. From May 1996 to May 1999, when he was appointed Executive Vice President, Mr. Aldrich served as Vice President and General Manager of the semiconductor products business unit. Mr. Aldrich joined the Company in 1995 as Vice President, Chief Financial Officer and Treasurer. From 1989 to 1995, Mr. Aldrich held senior management positions at M/A-COM, Inc. (a developer and manufacturer of radio frequency and microwave semiconductors, components and IP networking solutions), including Manager of Integrated Circuits Active Products, Corporate Vice President of Strategic Planning, Director of Finance and Administration and Director of Strategic Initiatives with the Microelectronics Division. Mr. Aldrich has also served since February 2007 as a director of Belden Inc. (a publicly traded designer and manufacturer of cable products and transmission solutions).

Skyworks / Proxy Statement

We believe that Mr. Aldrich, who has led Skyworks for more than 10 years, is qualified to serve as a director because of his leadership experience, his strategic decision making ability, his knowledge of the semiconductor industry and his in-depth knowledge of Skyworks’ business. Mr. Aldrich brings to the Board of Directors his thorough knowledge of Skyworks’ business, strategy, people, operations, competition, financial position and investors. Further, as a result of his service as a director for Belden, Inc., a multi-national public company, Mr. Aldrich provides the Board of Directors with another organizational perspective and other cross-board experience.

Kevin L. Beebe, age 53, has been a director since January 2004. Since November 2007, he has been President and Chief Executive Officer of 2BPartners, LLC (a partnership that provides strategic, financial and operational advice to private equity investors and management). Previously, beginning in 1998, he was Group President of Operations at ALLTEL Corporation, a telecommunications services company. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Communications Co., a wireless communication company. He has held a variety of executive and senior management positions at several divisions of Sprint, including Vice President of Operations and Vice President of Marketing and Administration for Sprint Cellular, Director of Marketing for Sprint North Central Division, Director of Engineering and Operations Staff and Director of Product Management and Business Development for Sprint Southeast Division, as well as Staff Director of Product Services at Sprint Corporation. Mr. Beebe began his career at AT&T/Southwestern Bell as a Manager. Mr. Beebe also serves as a director for SBA Communications Corporation (a publicly traded operator of wireless communications towers in North and Central America), NII Holdings, Inc. (a publicly traded provider of wireless telecommunications services in Latin America), Sting Communications (a privately held broadband network provider) and Syniverse Technologies, Inc. (a privately held provider of support services for wireless carriers).

We believe that Mr. Beebe is qualified to serve as a director because of his 16 years experience as an operating executive in the wireless telecommunications industry. For example, as Group President of Operations at ALLTEL, he was instrumental in expanding ALLTEL’s higher margin retail business, which significantly enhanced ALLTEL’s competitive position in a dynamic, consolidating industry. In addition, as Chief Executive Officer of 2BPartners, LLC, Mr. Beebe continues to gain a broad range of business experience and to build business relationships by advising leading private equity firms that are transacting business in the global capital markets. Mr. Beebe provides cross-board experience by serving as a director for several public and private companies (including service on both audit and governance committees). Further, Mr. Beebe has served as a director of Skyworks since 2004 and has gained significant familiarity with Skyworks’ business.

Moiz M. Beguwala, age 65, has been a director since June 2002. He served as Senior Vice President and General Manager of the Wireless Communications business unit of Conexant from January 1999 to June 2002. Prior to Conexant’s spin-off from Rockwell International Corporation, Mr. Beguwala served as Vice President and General Manager, Wireless Communications Division, Rockwell Semiconductor Systems, Inc. from October 1998 to December 1998; Vice President and General Manager Personal Computing Division, Rockwell Semiconductor Systems, Inc. from January 1998 to October 1998; and Vice President, Worldwide Sales, Rockwell Semiconductor Systems, Inc. from October 1995 to January 1998. Mr. Beguwala serves on the Board of Directors of Powerwave Technologies, Inc. (a publicly traded wireless solutions supplier for communications networks worldwide) and Cavendish Kinetics Inc. (a privately held MEMS company), as well as Chairman of the Board of RF Nano Corporation (a privately held semiconductor company in Newport Beach, CA). He also served as director of SIRF Technologies, Inc. (a former publicly traded GPS solutions semiconductor company) from September 2000 until May 2008.

We believe that Mr. Beguwala is qualified to serve as a director because of his significant experience in, and in depth understanding of, the RF and analog semiconductor markets. Since becoming a vice president at Rockwell Semiconductor over 20 years ago, he has obtained executive experience in the strategic, technological, financial and operational requirements of companies in the wireless semiconductor industry. In addition, through

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his service as a director for several public and private semiconductor companies (including service on the audit and governance committees of a public company), he continues to gain knowledge of the semiconductor industry and provides cross-board experience to Skyworks.

Timothy R. Furey, age 53, has been a director since 1998. He has been Chief Executive Officer of MarketBridge (a privately owned sales and marketing strategy and technology professional services firm) since 1991. His company’s clients include organizations such as IBM, British Telecom and other global Fortune 500 companies selling complex technology products and services into both OEM and end-user markets. Mr. Furey also serves as Chairman of Technology Marketing Group, a private investment firm focused on emerging growth companies. Prior to 1991, Mr. Furey held a variety of consulting positions with Boston Consulting Group, Strategic Planning Associates, Kaiser Associates and the Marketing Science Institute.

We believe that Mr. Furey is qualified to serve as a director because his experience as Chief Executive Officer of MarketBridge, as well as his engagements with MarketBridge’s clients (many of which are Fortune 500 companies), provide him with a broad range of knowledge regarding business operations and growth strategies. In addition, Mr. Furey has extensive knowledge regarding Skyworks’ business, which he has acquired through over 13 years of service on the Board of Directors, including, for the past 8 years, as the Chairman of the Compensation Committee.

Balakrishnan S. Iyer, age 55, has been a director since June 2002. He served as Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. from October 1998 to June 2003, and was a director of Conexant from February 2002 until April 2011. Prior to joining Conexant, Mr. Iyer served as Senior Vice President and Chief Financial Officer of VLSI Technology Inc. Prior to that, he was Corporate Controller for Cypress Semiconductor Corp. and Director of Finance for Advanced Micro Devices, Inc. Mr. Iyer serves on the Board of Directors of Life Technologies Corp., Power Integrations, Inc., QLogic Corporation, and IHS Inc. (each a publicly traded company).

We believe that Mr. Iyer is qualified to serve as a director because his experience as an executive officer of companies in the technology industry provides him with leadership, strategic and financial experience. Through his experiences as a director at the public companies listed above (including as a member of certain audit, governance and compensation committees) he provides the Board with significant financial expertise as a designated “audit committee financial expert” for Skyworks’ Audit Committee, bringing specific application to our industry, as well as a broad understanding of corporate governance topics.

Thomas C. Leonard, age 77, has been a director since August 1996. From April 2000 until June 2002, he served as Chairman of the Board of the Company, and from September 1999 to April 2000, he served the Company as Chief Executive Officer. From July 1996 to September 1999, he served as President and Chief Executive Officer. Mr. Leonard joined the Company in 1992 as a Division General Manager and was elected a Vice President in 1994. Mr. Leonard has over 30 years of experience in the microwave industry, having held a variety of executive and senior level management and marketing positions at M/A-COM, Inc., Varian Associates, Inc. and Sylvania.

We believe that Mr. Leonard is qualified to serve as a director because of his experience in the technology industry in a variety of leadership and key operational positions, which have allowed him to accumulate knowledge in operational management and corporate strategy. In addition, Mr. Leonard has extensive knowledge regarding Skyworks’ business, which he has acquired by serving on the Board of Directors for over 15 years, and as Skyworks’ Chief Executive Officer from September 1999 to April 2000.

David P. McGlade, age 51, has been a director since February 2005. He currently serves as the Chief Executive Officer and Deputy Chairman of Intelsat Global S.A. (a privately held worldwide provider of fixed

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satellite services). Previously, Mr. McGlade served as an Executive Director of mmO2 PLC and as the Chief Executive Officer of O2 UK (a subsidiary of mmO2), a position he held from October 2000 until March 2005. Before joining O2 UK, Mr. McGlade was President of the Western Region for Sprint PCS.

We believe that Mr. McGlade is qualified to serve as a director because of his 28 years of experience in the telecommunications business, which have allowed him to acquire significant operational, strategic and financial business acumen. Most recently, as a result of his work as the Chief Executive Officer of Intelsat, a private equity-owned operator of a network of commercial communications satellites and terrestrial connections, Mr. McGlade gained significant leadership and operational experience, as well as knowledge about the global capital markets.

Robert A. Schriesheim, age 51, has been a director since 2006. He has been Executive Vice President and Chief Financial Officer of Sears Holdings since August 2011. From January 2010 to October 2010, Mr. Schriesheim was Chief Financial Officer and Principal Financial Officer of Hewitt Associates, Inc. (a global human resources consulting and outsourcing company that was acquired by Aon Corporation). From October 2006 until December 2009, he was the Executive Vice President, Chief Financial Officer and Principal Financial Officer of Lawson Software, Inc. (a publicly traded ERP software provider). From August 2002 to October 2006, he was affiliated with ARCH Development Partners, LLC, a seed stage venture capital fund. Before joining ARCH, Mr. Schriesheim held executive positions at Global TeleSystems (“GTS”), SBC Equity Partners, Ameritech, AC Nielsen, and Brooke Group Ltd. In 2001, to facilitate the sale of GTS, Mr. Schriesheim led it through a pre-arranged filing under Chapter 11 of the United States Bankruptcy Code (“U.S.B.C.”) and, in prearranged proceedings, a petition for surseance (moratorium), offering a composition, in the Netherlands. All such proceedings were approved, confirmed and completed by March 31, 2002 as part of the sale of the company. Mr. Schriesheim was also a director of Lawson Software, Inc. until its sale in July of 2011. In addition, from 2004 until 2007, he was also a director of Dobson Communications Corp. (a former publicly traded wireless services communications company that was acquired by AT&T Inc.) and from 2007 until 2009 he served as a director of MSC Software Corp. (a former publicly traded provider of integrated simulation solutions for designing and testing manufactured products that was acquired by Symphony Technology Group).

We believe that Mr. Schriesheim is qualified to serve as a director because of his extensive knowledge of the capital markets, experience with corporate financial capital structures and long history of evaluating and structuring merger and acquisition transactions within the technology sector. Mr. Schriesheim also has significant experience, as a senior executive and director in both public and private companies in the technology sector, leading companies through major strategic and financial corporate transformations while doing business in the global market place. He also serves as a designated “audit committee financial expert” for Skyworks’ Audit Committee.

In addition to the information presented above regarding each director’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. They have each demonstrated business acumen, an ability to exercise sound judgment and a commitment of service to Skyworks.

Executive Officers (other than President and Chief Executive Officer)

Donald W. Palette, age 54, joined the Company as Vice President and Chief Financial Officer of Skyworks in August 2007. Previously, from May 2005 until August 2007, Mr. Palette served as Senior Vice President, Finance and Controller of Axcelis Technologies, Inc. (a publicly traded semiconductor equipment manufacturer). Prior to May 2005, he was Axcelis’ Controller beginning in 1999, Director of Finance beginning August 2000, and Vice President and Treasurer beginning in 2003. Before joining Axcelis in 1999, Mr. Palette was Controller of Financial Reporting/Operations for Simplex, a leading manufacturer of fire protection and security systems. Prior to that, Mr. Palette was Director of Finance for Bell & Howell’s Mail Processing Company, a leading manufacturer of high speed mail insertion and sorting equipment.

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Gregory L. Waters, age 51, joined the Company in April 2003, and has served as Executive Vice President and General Manager, Front-End Solutions since October 2006, Executive Vice President beginning in November 2005, and Vice President and General Manager, Cellular Systems as of May 2004. Previously, from February 2001 until April 2003, Mr. Waters served as Senior Vice President of Strategy and Business Development at Agere Systems and, beginning in 1998, held positions there as Vice President of the Wireless Communications business and Vice President of the Broadband Communications business. Prior to working at Agere, Mr. Waters held a variety of senior management positions within Texas Instruments, including Director of Network Access Products and Director of North American Sales. Mr. Waters also serves as a director of Sand 9, Inc. (a privately held fabless semiconductor company focused on precision timing solutions).

Liam K. Griffin, age 45, joined the Company in August 2001 and has served as Executive Vice President and General Manager, High Performance Analog since May 2011. He also served as Senior Vice President, Sales and Marketing from August 2001 through May 2011. Previously, Mr. Griffin was employed by Vectron International, a division of Dover Corp., as Vice President of Worldwide Sales from 1997 to 2001, and as Vice President of North American Sales from 1995 to 1997. His prior experience included positions as a Marketing Manager at AT&T Microelectronics, Inc. and Product and Process Engineer at AT&T Network Systems. Mr. Griffin also serves as a director of Vicor Corp. (a publicly traded designer, developer, manufacturer and marketer of modular power components and complete power systems).

Bruce J. Freyman, age 51, joined the Company in May 2005 and serves as Senior Vice President, Worldwide Operations. Previously, he served as President and Chief Operating Officer of Amkor Technology and also held various senior management positions, including Executive Vice President of Operations from 2001 to 2004. Earlier, Mr. Freyman spent 10 years with Motorola managing their semiconductor packaging operations for portable communications products.

Mark V.B. Tremallo, age 55, joined the Company in April 2004 and serves as Vice President, General Counsel and Secretary. Previously, from January 2003 to April 2004, Mr. Tremallo was Senior Vice President and General Counsel at TAC Worldwide Companies (a technical workforce solutions provider). Prior to TAC, from May 1997 to May 2002, he was Vice President, General Counsel and Secretary at Acterna Corp. (a global communications test equipment and solutions provider that filed a voluntary petition for reorganization under Chapter 11 of the U.S.B.C. on May 6, 2003). Earlier, Mr. Tremallo served as Vice President, General Counsel and Secretary at Cabot Safety Corporation.

George M. LeVan, age 66, has served as Vice President, Human Resources since June 2002. Previously, Mr. LeVan served as Director, Human Resources, from 1991 to 2002 and has managed the human resource department since joining the Company in 1982. Prior to 1982, Mr. LeVan held human resources positions at Data Terminal Systems, Inc., W.R. Grace & Co., Compo Industries, Inc. and RCA.

CORPORATE GOVERNANCE

General

Board of Director Meetings.    The Board of Directors met six (6) times during the fiscal year ended September 30, 2011 (“fiscal year 2011”). Each director attended at least 75% of the Board of Directors meetings and the meetings of the committees of the Board of Directors on which he served during fiscal year 2011.

Director Independence.    Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of the applicable Listing Rules of the NASDAQ Stock Market LLC (the “NASDAQ Rules”) and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed

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a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company’s Board of Directors is a director or executive officer. After evaluating these factors, the Board of Directors has determined that a majority of the members of the Board of Directors, namely, Kevin L. Beebe, Moiz M. Beguwala, Timothy R. Furey, Balakrishnan S. Iyer, Thomas C. Leonard, David J. McLachlan, David P. McGlade and Robert A. Schriesheim, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director and are independent directors of the Company under applicable NASDAQ Rules.

Corporate Governance Guidelines.    The Board of Directors has adopted corporate governance practices to help fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the Company’s business operations, as needed, and to make decisions that are independent of the Company’s management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Company’s Corporate Governance Guidelines is available on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.

In accordance with these Corporate Governance Guidelines, independent members of the Board of Directors of the Company met in executive session without management present four (4) times during fiscal year 2011. The Chairman of the Board serves as presiding director for these meetings.

Stockholder Communications.    Our stockholders may communicate directly with the Board of Directors as a whole or to individual directors by writing directly to those individuals at the following address: c/o Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801. The Company will forward to each director to whom such communication is addressed, and to the Chairman of the Board in his capacity as representative of the entire Board of Directors, any mail received at the Company’s corporate office to the address specified by such director and the Chairman of the Board.

Codes of Ethics.    We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors (the “Code”), as well as a Code of Ethics for Principal Financial Officers. The Code applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We make available the Code free of charge through our website, which is located at http://www.skyworksinc.com. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed pursuant to rules of the SEC and the NASDAQ Rules by posting any such amendment or waivers on our website and disclosing any such waivers in a Form 8-K filed with the SEC.

Executive Officer and Director Stock Ownership Requirements.    We have adopted Executive Officer and Director Stock Ownership programs that require our executive officers (including our Named Executive Officers) and non-employee directors to hold a significant equity interest in Skyworks with the objective of more closely aligning the interests of our executive officers and directors with those of our stockholders.

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The minimum number of shares of our common stock that the Executive Officer ownership guidelines require our Named Executive Officers to hold while serving in their capacity as executive officers is as follows:

Position	Minimum Share Requirement:
President and Chief Executive Officer	The lower of (a) the number of shares with a fair market value equal to 4 times current base salary or (b) 382,200 shares.

VP and Chief Financial Officer; Executive Vice President and General Manager, Front-End Solutions; Executive Vice President and General Manager, High Performance Analog; Senior Vice President, Worldwide Operations	The lower of (a) the number of shares with a fair market value equal to 2.5 times current base salary or (b) 89,800, 102,000, 95,000 or 92,500 shares, respectively.

The minimum number of shares of our common stock that the Director Ownership guidelines require non-employee directors to hold while serving in their capacity as directors is the director base compensation (currently $50,000) multiplied by four (4), divided by the fair market value of the Company’s common stock (rounded to the nearest 100 Shares). For purposes of both the Executive Officer and Director Stock Ownership programs, the fair market value of a person’s holding is based on the average closing price per share of the Company’s common stock as reported on the NASDAQ Global Select Market (or if the Shares are not then traded on such market, such other market on which the Shares are traded) for the 12-month period ending with the determination date. As of March 23, 2012, the Director Ownership guidelines require non-employee directors to hold a minimum of 8,800 shares.

As of March 23, 2012, all of our Named Executive Officers and directors were in compliance with the stock ownership requirements.

Board Leadership Structure.    Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that the roles of Chairman of the Board and Chief Executive Officer should be separated at the current time. Accordingly, our Board of Directors has appointed Mr. McLachlan, an independent director within the meaning of applicable NASDAQ rules (see “Director Independence” above), as the Chairman of the Board of Directors. Mr. McLachlan’s duties as Chairman of the Board include the following:

•	Chairing meetings of the independent directors in executive session.

•	Facilitating communications between other members of our Board of Directors and the Chief Executive Officer.

•	Preparing or approving the agenda for each Board meeting.

•	Determining the frequency and length of Board meetings and recommending when special meetings of our Board should be held.

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Reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our Board (see “Communicating with the Independent Directors” below).

Our Board decided to separate the roles of Chairman and Chief Executive Officer because it believes that leadership structure offers the following benefits:

•	Increasing the independent oversight of the Company and enhancing our Board’s objective evaluation of our Chief Executive Officer.

•	Freeing the Chief Executive Officer to focus on company operations instead of Board administration.

•	Providing the Chief Executive Officer with an experienced sounding board.

•	Providing greater opportunities for communication between stockholders and our Board.

•	Enhancing the independent and objective assessment of risk by our Board.

•	Providing an independent spokesman for the Company.

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COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Audit Committee:    We have established an Audit Committee comprised of the following individuals, each of whom qualifies as independent within the meaning of applicable NASDAQ Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act: Messrs. Schriesheim (Chairman), Beebe, Iyer, Beguwala and McLachlan.

The primary responsibility of the Audit Committee is the oversight of the quality and integrity of the Company’s financial statements, the Company’s internal financial and accounting processes, and the independent audit process. Additionally, the Audit Committee has the responsibilities and authority necessary to comply with Rule 10A-3 under the Exchange Act. The Audit Committee meets privately with the independent registered public accounting firm, reviews their performance and independence from management and has the sole authority to retain and dismiss the independent registered public accounting firm. These and other aspects of the Audit Committee’s authority are more particularly described in the Company’s Audit Committee Charter, which the Board of Directors adopted and is reviewed annually by the committee and is available on the Investor Relations portion of our website at: http://www.skyworksinc.com.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP for fiscal year 2011. The Audit Committee met eleven (11) times during fiscal year 2011.

Audit Committee Financial Expert:    The Board of Directors has determined that each of Mr. Schriesheim (Chairman), Mr. Iyer and Mr. McLachlan, meets the qualifications of an “audit committee financial expert” under SEC Rules and the qualifications of “financial sophistication” under the applicable NASDAQ Rules, and qualifies as “independent” as defined under the applicable NASDAQ Rules.

Compensation Committee:    We have established a Compensation Committee comprised of the following individuals, each of whom qualifies as independent within the meaning of applicable NASDAQ Rules: Messrs. Furey (Chairman), Beebe, McGlade and Schriesheim. The Compensation Committee met five (5) times during fiscal year 2011. The functions of the Compensation Committee include establishing the appropriate level of compensation, including short and long-term incentive compensation, of the Chief Executive Officer, all other executive officers and any other officers or employees who report directly to the Chief Executive Officer. The Compensation Committee also administers Skyworks’ equity-based compensation plans. The Board of Directors has adopted a written charter for the Compensation Committee, and it is available on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.

The Compensation Committee has engaged Aon/Radford Consulting to assist it in determining the components and amounts of executive compensation. The consultant reports directly to the Compensation Committee, through its chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time.

The process and procedures followed by the Compensation Committee in considering and determining executive and director compensation are described below under the heading “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee:    The members of the Nominating and Corporate Governance Committee, each of whom the Board of Directors has determined is independent within the meaning

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of applicable NASDAQ Rules, are Messrs. Iyer (Chairman), Beguwala, Furey, McGlade, and McLachlan. The Nominating and Corporate Governance Committee met four (4) times during fiscal year 2011. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors and its committees, including any recommendations that may be submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of the corporate governance policies. These and other aspects of the Nominating and Corporate Governance Committee’s authority are more particularly described in the Nominating and Corporate Governance Committee Charter, which the Board of Directors adopted and is available on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.

Director Nomination Procedures:    The Nominating and Corporate Governance Committee evaluates director candidates in the context of the overall composition and needs of the Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent the interests of the Company’s stockholders using its diversity of experience. The committee seeks directors who possess certain minimum qualifications, including the following:

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A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company.

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A director (other than an employee-director) must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors or of a Board committee.

•	The committee also considers the following qualities and skills, among others, in its selection of directors and as candidates for appointment to the committees of the Board of Directors:

•	Economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;

•	Leadership or substantial achievement in their particular fields;

•	Demonstrated ability to exercise sound business judgment;

•	Integrity and high moral and ethical character;

•	Potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;

•	Capacity and desire to represent the balanced, best interests of the Company as a whole and not primarily a special interest group or constituency;

•	Ability to work well with others;

•	High degree of interest in the business of the Company;

•	Dedication to the success of the Company;

•	Commitment to the responsibilities of a director; and

•	International business or professional experience.

The committee does not have a formal policy with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds in order to better inform its decisions. The committee will also take into account the fact that a majority of the Board of Directors must meet the independence requirements of the applicable NASDAQ Rules. The Company expects that a director’s existing and future commitments will not materially interfere with such director’s obligations to the Company. For candidates who are incumbent directors, the committee considers each director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The committee identifies

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candidates for director nominees in consultation with the Chief Executive Officer of the Company and the Chairman of the Board of Directors, through the use of search firms or other advisors or through such other methods as the committee deems to be helpful to identify candidates. Once candidates have been identified, the committee confirms that the candidates meet all of the minimum qualifications for director nominees set forth above through interviews, background checks, or any other means that the committee deems to be helpful in the evaluation process. The committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the committee recommends candidates for director nominees for election to the Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise. To date, the Nominating and Corporate Governance Committee has not received a recommendation for a director nominee from any stockholder of the Company.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors in 2013 may do so in accordance with the provisions of our By-Laws by submitting a written recommendation to our Corporate Secretary at the address noted above no earlier than January 10, 2013 and no later than February 9, 2013. In the event that the 2013 annual meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2012 annual meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address above no earlier than 120 days prior to the date of the 2013 annual meeting and no later than the later of 90 days prior to the 2013 annual meeting or the 10th day following the day on which the public announcement of the date of the 2013 annual meeting is first made by the Company. For nominees for election to the Board of Directors proposed by stockholders to be considered, the recommendation for nomination must be in writing and must include the following information:

•	Name of the stockholder, whether an entity or an individual, making the recommendation;

•	A written statement disclosing such stockholder’s beneficial ownership of the Company’s capital stock;

•	Name of the individual recommended for consideration as a director nominee;

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

•	A written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the applicable NASDAQ Rules;

•	A written statement disclosing the recommended candidate’s beneficial ownership of the Company’s capital stock; and

•	A written statement disclosing relationships between the recommended candidate and the Company which may constitute a conflict of interest.

Nominations may be sent to the attention of the committee via U.S. mail or expedited delivery service to Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, Massachusetts 01801, Attn: Nominating and Corporate Governance Committee, c/o Secretary of Skyworks Solutions, Inc.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-day basis. The role of our Board of Directors and its

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committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board of Directors oversees risk management activities relating to business strategy, capital allocation, organizational structure, certain operational risks and acquisitions; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; our Compensation Committee oversees risk management activities relating to the our compensation policies and practices as well as management succession planning; and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition. Each committee reports to the Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the Board of Directors discuss particular risks.

Our Compensation Committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse affect on our company. Our Compensation Committee believes that any such risks are mitigated by:

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The multiple elements of our compensation packages, including base salary, annual short-term incentive compensation plan and (for our executive officer and other key employees) equity awards that vest (or are issuable) over multiple years and are intended to motivate employees to take a long-term view of our business.

•

The structure of our short-term incentive compensation plan (described in greater detail in this Proxy Statement in “Compensation Discussion and Analysis”), which is based on (i) a number of different financial and operating performance metrics to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are appropriately aggressive yet will not require undue risk-taking to achieve. Our short-term incentive compensation plan provides for payments to be made to participants bi-annually based on the achievement of certain performance goals, but features a mechanism whereby actual payments for the first six month performance period are capped at 80% of the award earned, with 20% of the award held back until the end of the fiscal year to ensure sustained financial performance. If the level of financial performance in the first half of the year is not sustained into the second half of the year, then the 20% withheld will not be paid out to the participant. Further, the structure of the short-term incentive compensation plan aids in driving sustained long-term financial performance as the goals and targets from the prior year’s plan are significant factors used in determining goals for the current year’s plan.

Skyworks / Proxy Statement

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY VOTE”)

We are providing our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this Proxy Statement. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Section 14A of the Exchange Act also required that stockholders be provided the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which was the subject of a proposal at last year’s annual meeting. At that meeting, a majority of the Company’s stockholders indicated their preference that the Company hold an advisory vote on the compensation of the Company’s named executive officers annually. After considering the preference of the stockholders on this matter, as well as other factors, the Board of Directors of the Company determined that the Company will hold an advisory vote on the compensation of its named executive officers on an annual basis until the next required vote on the frequency of such advisory votes at the annual meeting of the stockholders of the Company in 2017, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

Our executive compensation programs are designed to enable us to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Information about Executive and Director Compensation” section of this Proxy Statement, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to fiscal 2011. Highlights of our executive compensation program include the following:

We emphasize pay-for-performance and tie a significant amount of our named executive officers’ pay to our performance.    Consistent with our performance-based compensation philosophy, we reserve the largest portion of our executive’s potential compensation for performance- and stock-based programs. We provide short-term variable compensation to motivate executives and to reward them for achieving near term financial performance targets. We provide long-term stock-based compensation, mainly in the form of performance share awards and stock options to reward our executive officers for increases in stockholder value and long-term performance and to align their interests with those of our stockholders. The financial performance goals under our short-term cash incentive program focus on profitably increasing our revenues, maintaining a focus on cash flow and ensuring that we strive for complete customer satisfaction. In 2011, approximately 89% of our chief executive officer’s total compensation was attributable to incentive awards, of which 82% of such incentive awards were in the form of equity incentive awards.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders.    We believe that equity awards coupled with our executive stock ownership guidelines serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance and also incent our executives to increase stockholder value. As such, equity awards are a key component of our executive compensation program. In fiscal year 2011, equity awards, mainly in the form of

Skyworks / Proxy Statement

performance share awards and stock options, represented between 63% to 73 % of our named executive officers’ aggregate compensation. Stock options more closely align the long-term interests of our executives with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over the life of the option. In addition, awards of stock options align with our growth strategy and provide significant financial upside if our growth objectives are achieved, while placing a significant portion of our executives’ compensation at risk if our objectives are not achieved. We also believe that awarding performance shares with both performance and service conditions further aligns our executives’ interest with those of the Company’s stockholders since such performance shares will only be issued if the Company achieves pre-established financial performance metrics and the executive remains employed by the Company for a set period of time (usually two years after the initial issuance of stock under such award after the performance period is completed and the shares have been earned).

We provide a competitive executive compensation program for our industry.    The Compensation Committee of our Board, with assistance from compensation consultants, annually reviews our executive compensation program to ensure that it is competitive with the companies in our industry with which we compete for executive talent. We target the median of our comparison group for our base salary and annual target cash compensation levels and between the median and 75th percentile for equity compensation, with the opportunity to earn above this based on performance. This positioning places greater emphasis on long-term pay, alignment with stockholder interests and long-term retention. We also feel that this level of executive compensation enables us to attract and retain the executive talent necessary to meet our business objectives. Our named executive officers’ fiscal year 2011 cash compensation levels and equity compensation levels were ultimately above the median of our comparison group as a result of the Company’s fiscal 2011 performance.

We are committed to having strong governance standards with respect to our compensation program, procedures and practices.    Our compensation programs are built upon our strong corporate governance framework, described elsewhere in this Proxy Statement, and demonstrated, in part, by our policies prohibiting our directors and executive officers from hedging their economic interests in Company securities and from engaging in any short-term, speculative securities transactions, including purchasing securities on margin, engaging in short sales or buying or selling put or call options. We have adopted Executive Officer and Director Stock Ownership programs that require our executive officers and non-employee directors to hold a significant equity interest in the Company with the objective of more closely aligning the interests of our executive officers and directors with those of our stockholders. In addition, as part of its commitment to strong corporate governance and best practices, our Compensation Committee has retained an independent compensation consultant. Our Compensation Committee has also incorporated compensation analytical tools such as market data, tally sheets, compensation history for each executive and walk-away analysis as part of its annual executive compensation review. Our Compensation Committee has also implemented equity compensation grant procedures, an annual process to assess the efficacy of our company-wide compensation programs and a risk management program, which includes an ongoing evaluation of the relationship between our compensation programs and risk.

Recommendation

As we describe in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In addition, our Board of Directors believes that the Company’s financial performance over the last fiscal year, including the increased share price of our common stock, demonstrates that our executive compensation program was designed appropriately and is working effectively to support long-term value creation.

Skyworks / Proxy Statement

Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement.

As an advisory vote, this proposal is not binding and will not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO

APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

BY VOTING “FOR” PROPOSAL NO. 2

Skyworks / Proxy Statement

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending September 28, 2012 (“fiscal year 2012”), and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for the fiscal year ended September 30, 2011, and has been the independent registered public accounting firm for the Company’s predecessor, Alpha Industries, Inc., since 1975. We are asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter at the Annual Meeting is required to approve the selection of KPMG LLP as the Company’s independent registered public accounting firm. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and stockholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF KPMG LLP

AS THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2012

Skyworks / Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Skyworks’ Board of Directors is responsible for providing independent, objective oversight of Skyworks’ accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent within the meaning of applicable NASDAQ Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of Skyworks’ consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm, and reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2011, results of the internal and external audit examinations, evaluations of the Company’s internal controls and the overall quality of Skyworks’ financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management, including the matters in the written disclosures and letter which were received by the committee from such firm.

Based upon the Audit Committee’s review and discussions described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, as filed with the SEC.

THE AUDIT COMMITTEE

Kevin L. Beebe

Moiz M. Beguwala

Balakrishnan S. Iyer

David J. McLachlan

Robert A. Schriesheim, Chairman

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AUDIT FEES

KPMG LLP provided audit services to the Company consisting of the annual audit of the Company’s 2011 consolidated financial statements contained in the Company’s Annual Report on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2011. The following table summarizes the fees of KPMG LLP billed to the Company for the last two fiscal years.

Fee Category	Fiscal Year 2011	% of Total	Fiscal Year 2010	% of Total
Audit Fees(1)	$1,534,600	89%	$1,352,000	97%
Audit-Related Fees(2)	83,000	5%	—	—%
Tax Fees(3)	77,500	4%	37,000	3%
All Other Fees(4)	27,000	2%	2,000	—%

Total Fees	$1,722,100	100%	$1,391,000	100%

(1)	Audit fees consist of fees for the audit of our annual financial statements, review of the interim financial statements included in our quarterly reports on Form 10-Q, statutory audits and related filings in various foreign locations and audit procedures related to acquisition activity during fiscal year 2011. Fiscal year 2011 and 2010 audit fees also included fees for services incurred in connection with rendering an opinion under Section 404 of the Sarbanes Oxley Act.

(2)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” Audit-related fees reported in fiscal year 2011 relate to the review of registration statements auditor consents to incorporate by reference prior year financial statement opinions in Form S-4 and Form S-8 fillings.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the review of our U.S. tax returns, accounted for $47,000 and $37,000 of the total tax fees for fiscal year 2011 and 2010, respectively. Fiscal year 2011 tax fees also include approximately $30,000 of fees for tax advice and planning services related to acquisition activity during the year.

(4)	All other fees for fiscal year 2011 include fees for limited due diligence support provided in connection with a potential acquisition in addition to fees incurred for licenses to accounting research software in 2011 and 2010.

In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services to be provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP during fiscal 2011 and fiscal 2010.

Skyworks / Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2012 Annual Meeting of the Stockholders.

THE COMPENSATION COMMITTEE

Kevin L. Beebe

Timothy R. Furey, Chairman

David P. McGlade

Robert A. Schriesheim

Skyworks / Proxy Statement

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Summary and 2011 Overview

We emphasize pay-for-performance and our compensation program is designed to link the pay of our executives to our overall financial and operational performance and their contribution to stockholder value. Consistent with our performance-based compensation philosophy, we reserve the largest portion of our executives’ potential compensation for performance- and stock-based programs. We provide short-term variable compensation to motivate executives and to reward them for achieving near-term financial performance targets. In addition, we provide long-term stock-based compensation, mainly in the form of performance share awards and stock options to reward our executive officers for increases in stockholder value and long-term performance and to align their interests with those of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability.

As we began 2011, we faced an uncertain business environment as the global economy continued its slow recovery from the recessionary economic conditions that have existed in many parts of the world since 2008. In addition, during the second half of fiscal 2011, global capital markets were roiled by the looming threat of bond defaults by several sovereign nations in the European Union and the resulting austerity and reform measures undertaken by those nations and restructuring of privately held bonds. Throughout fiscal 2011 we continued to face intense competition in our key markets from a number of significant, well established competitors. Despite these challenges and uncertainties and in the face of significant competition, during fiscal 2011 the Company achieved its key strategic objectives, including several targeted acquisitions and new product launches, and generated strong operating results. We believe that our executives were instrumental in achieving that performance. The Company saw significant improvement in both financial and operating results from fiscal 2010 to fiscal 2011, including achieving record levels of revenue, profitability and operating cash flow in fiscal 2011. Some highlights of our fiscal 2011 operating performance and financial results are set forth below.

•

Revenues grew by approximately 32% or $347 million year-over-year, driven primarily by our ability to further penetrate the ever expanding market for smart phones and the increasing level of sophistication of such devices which creates a higher dollar content per device. Our growth also driven by further product and market diversification as well as strategic acquisitions.

•

Gross profit increased by $163.5 million or 110 basis points to 43.7% of net revenue for fiscal 2011 as compared to fiscal 2010 due to enhanced product mix, lower manufacturing costs as a result of higher factory utilization, and the increase in net revenues.

•

Operating income increased by $95.6 million to $295.3 million or 47.9% over fiscal 2010 to 20.8% of revenue for fiscal 2011 primarily due to the increases in net revenue and gross profit margin along with a higher degree of operating leverage as the Company maintained relatively constant operating expenditures.

•

We generated $365.8 million in cash from operations during fiscal year 2011 resulting in an ending cash, cash equivalents and restricted cash balance of $410.8 million at September 30, 2011 even after factoring in the use of $249.3 million of cash for acquisitions, net of cash received, $100.7 million of cash on capital expenditures and $70.0 million of cash for shares repurchased.

•

In June 2011, we acquired SiGe Semiconductor, Inc., a leading global supplier of RF front-end solutions that facilitate wireless multimedia across a wide range of applications. By adding SiGe’s innovative short-range, silicon-based products, the Company can now offer customers a more comprehensive wireless networking product portfolio, supporting all key operating frequencies with greater architectural flexibility to address a variety of high growth applications.

•	The Company reported fiscal 2011 diluted earnings per share of $1.19, up from $0.75 in fiscal 2010.

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Due to Skyworks’ financial and operating performance in fiscal 2011, we made payments to our named executive officers under our annual Executive Incentive Plan ranging from 131% to 160% of target bonus (as described in the “Short-Term Incentive” section below). In addition, with respect to the performance share awards granted to our named executive officers for fiscal 2011, the Company achieved 89.3% of the “maximum” level and issued shares commensurate with such performance to the named executive officers after fiscal year end (as described in footnote 1 of the “Outstanding Equity Awards at Fiscal Year End Table” below). Overall, we believe that total executive compensation for fiscal year 2011 was appropriate in light of the Company’s strong financial and operating performance.

Part of the goal of our executive compensation program is to reward our executive officers for increases in stockholder value and long-term performance and to align their interests with those of our stockholders. We aim to accomplish that goal by providing a significant portion of their overall compensation in the form of long-term stock-based compensation, mainly performance share awards and stock options, which we hope will drive the creation of sustainable stockholder value. We think that the performance of our stock during fiscal 2011 relative to that of our competitors and the NASDAQ Composite Index in light of the challenging economic conditions and general downturn in equity markets plus the recent performance of our stock price is an indication that our compensation program has incentivized our executives to focus on the long-term performance of the Company and to increase overall stockholder value and has been successful in aligning the interests of our executives with our stockholders. The performance graph set forth below shows Skyworks’ relative stock performance against the members of Skyworks’ “Peer Group” (as described below in the Compensation Discussion and Analysis) having the highest and lowest stock performance, as well as the NASDAQ Composite Index, from the beginning of fiscal year 2011 to the present.

Skyworks Solutions, Inc.’s Relative Stock Performance Against Highest and Lowest Performing Peer Group Members and NASDAQ Composite Index

Fiscal Year 2011 to Present (October 2, 2010 to March 23, 2012)

Skyworks / Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Who Sets Compensation for Senior Executives?

The Compensation Committee, which is comprised solely of independent directors within the meaning of applicable NASDAQ Rules, outside directors within the meaning of Section 162 of the Internal Revenue Code (“IRC”) and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for determining all components and amounts of compensation to be paid to our Chief Executive Officer, our Chief Financial Officer and each of our other executive officers, as well as any other officers or employees who report directly to the Chief Executive Officer.

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer and our three next most highly paid executive officers during fiscal 2011 as determined under the rules of the SEC. We refer to this group of executive officers as our “Named Executive Officers.”

How has the Company taken into account the results of the Stockholder Vote on Executive Compensation at the 2011 Annual Meeting?

At our 2011 Annual Meeting of Stockholders, approximately 95% of the votes cast approved the compensation of the Company’s named executive officers as disclosed in the proxy statement delivered to our stockholders in connection with the 2011 Annual Meeting. We understood this to mean that stockholders generally approved of our compensation policies and determinations in 2011. However, our Compensation Committee still undertook a review of our compensation policies and determinations following the 2011 Annual Meeting. Our Compensation Committee retained the services of Aon/Radford Consulting (“Aon/Radford”) to assist it with that review and to advise it on executive compensation matters. After the review and taking into consideration evolving best practices in executive compensation by public companies generally, upon the recommendation of our Compensation Committee, we determined not to make any significant changes to our executive compensation decisions and policies. The Compensation Committee periodically reviews the goals we would like to achieve through our executive compensation practices and explores ways to modify those practices to either achieve new goals or to enhance our ability to achieve existing goals.

What are the Objectives of Our Compensation Program?

The objectives of our executive compensation program are to attract, retain and motivate highly qualified executives to operate our business, and to link the compensation of those executives to improvements in the Company’s financial performance and increases in stockholder value. Accordingly, the Compensation Committee’s goals in establishing our executive compensation program include:

(1) ensuring that our executive compensation program is competitive with a group of companies in the semiconductor industry with which we compete for executive talent;

(2) providing a base salary that serves as the foundation of a compensation package that attracts and retains the executive talent needed to achieve our business objectives;

(3) providing short-term variable compensation that motivates executives and rewards them for achieving financial performance targets;

(4) providing long-term stock-based compensation that aligns the interest of our executives with stockholders and rewards them for increases in stockholder value; and

(5) ensuring that our executive compensation program is perceived as fundamentally fair to all of our employees.

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How Do We Determine the Components and Amount of Compensation to Pay?

The Compensation Committee sets compensation for the Named Executive Officers, including salary, short-term incentives and long-term stock-based awards, at levels generally intended to be competitive with the compensation of comparable executives in semiconductor companies with which the Company competes for executive talent.

Retention of Compensation Consultant

The Compensation Committee has engaged Aon/Radford to assist the Compensation Committee in determining the components and amount of executive compensation. Aon/Radford reports directly to the Compensation Committee, through its chairperson, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The consultant advises the Compensation Committee on such compensation matters as are requested by the Compensation Committee. The Compensation Committee considers the consultant’s advice on such matters in addition to any other information or factors it considers relevant in making its compensation determinations.

Role of Chief Executive Officer

The Compensation Committee also considers the recommendations of the Chief Executive Officer regarding the compensation of each of his direct reports, including the other Named Executive Officers. These recommendations include an assessment of each individual’s responsibilities, experience, performance and contribution to the Company’s performance, and also generally take into account internal factors such as historical compensation and level in the organization, in addition to external factors such as the current environment for attracting and retaining executives.

Establishment of Comparator Group Data

In determining compensation for each of the Named Executive Officers, the committee utilizes “Comparator Group” data for each position. For fiscal year 2011, the Compensation Committee approved Comparator Group data consisting of a 50/50 blend of (i) Aon/Radford survey data of 27 semiconductor companies (where sufficient data was not available in the Aon/Radford semiconductor survey data — for example, for a VP/General Manager position — the Comparator Group data also included survey data regarding high-technology companies) and (ii) the public “peer” group data for 17 publicly-traded semiconductor companies with which the Company competes for executive talent:

*Analog Devices	*International Rectifier	*National Semiconductor
*Avago Technologies	*Intersil	*ON Semiconductor
*Broadcom	*Linear Technology	*RF Micro Devices
*Cree	*LSI Logic	*Silicon Laboratories
*Cypress Semiconductor	*Maxim Integrated Products	*TriQuint Semiconductor
*Fairchild Semiconductor	*Microchip Technology

Utilization of Comparator Group Data

The Compensation Committee annually compares the components and amounts of compensation that we provide to our Chief Executive Officer and other Named Executive Officers with the components and amounts of compensation provided to their counterparts in the Comparator Group and uses this comparison data as a guideline in its review and determination of base salaries, short-term incentives and long-term stock-based compensation awards. In addition, in setting fiscal year 2011 compensation, the Compensation Committee sought and received input from its consultant regarding the base salaries for the Chief Executive Officer and each of his direct reports, the award levels and performance targets relating to the short-term incentive program for executive officers, and the individual stock-based compensation awards for executive officers, as well as the related vesting schedules.

Skyworks / Proxy Statement

After reviewing the data and considering the input, the Compensation Committee established (and the full Board of Directors was advised of) the base salary, short-term incentive target and long-term stock-based compensation award for each Named Executive Officer. In establishing individual compensation, the Compensation Committee also considered the input of the Chief Executive Officer, as well as the individual experience and performance of each executive.

In determining the compensation of our Chief Executive Officer, our Compensation Committee focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity, (ii) the importance of retaining a chief executive officer with the strategic, financial and leadership skills necessary to ensure our continued growth and success, (iii) the Chief Executive Officer’s role relative to the other Named Executive Officers, (iv) input from the full board of directors on the Chief Executive Officer’s performance and (v) the considerable length of his 17-year service to the Company. Aon/Radford advised the Compensation Committee that the base salary, annual performance targets and short-term incentive target opportunity, and equity-based compensation for 2011 were competitive for chief executive officers in the sector. The Chief Executive Officer was not present during the voting or deliberations of the Compensation Committee concerning his compensation. As stated above, however, the Compensation Committee did consider the recommendations of the Chief Executive Officer regarding the compensation of all of his direct reports, including the other Named Executive Officers.

What are the Components of Executive Compensation?

The key elements of compensation for our Named Executive Officers are base salary, short-term incentives, long-term stock-based incentives, 401(k) plan retirement benefits, and medical and insurance benefits. Consistent with our objective of ensuring that executive compensation is perceived as fair to all employees, the Named Executive Officers do not receive any retirement benefits beyond those generally available to our full-time employees, and we do not provide medical or insurance benefits to Named Executive Officers that are different from those offered to other full-time employees.

Base Salary

Base salaries provide our executive officers with a degree of financial certainty and stability. The Compensation Committee determines a competitive base salary for each executive officer using the Comparator Group data and input provided by its consultant. Based on these factors, base salaries of the Named Executive Officers for fiscal year 2011 were generally targeted at the Comparator Group median, with consideration given to role, responsibility, performance and length of service. After taking these factors into account, the base salary for the Named Executive Officers for fiscal year 2011 increased on average 3.4% from their base salaries in 2010.

Short-Term Incentives

Our short-term incentive compensation plan for executive officers is established annually by the Compensation Committee. For fiscal year 2011, the Compensation Committee adopted the 2011 Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan established short-term incentive awards that could be earned semi-annually by certain officers of the Company, including the Named Executive Officers, based on the Company’s achievement of certain corporate performance goals established on a semi-annual basis. Short-term incentive compensation is intended to motivate and reward executives by tying a significant portion of their total compensation to the Company’s achievement of pre-established performance goals that are generally short-term (i.e., less than one year). In connection with the Incentive Plan, the Compensation Committee sets a range of short-term compensation that can be earned by each executive officer pursuant to the Incentive Plan, based on the Comparator Group data and expressed as a percentage of the named executive officer’s base salary that corresponds to the level of achievement of the performance goals. The low end of that range, referred to as the “threshold” percentage, is equal to the amount of compensation payable to the executive if the level of

Skyworks / Proxy Statement

achievement of each performance goal applicable to the executive was at the minimum set by the Compensation Committee to be eligible to receive a payment for that goal under the Incentive Plan (referred to as the “threshold” level). At the threshold payout level, the short-term compensation was designed to result in a payout less than the median of the Comparator Group. The middle of the range, referred to as the “target” percentage, is equal to the amount of short-term compensation payable to the executive if the level of achievement of each performance goal applicable to the executive met the expectations set by the Compensation Committee (referred to as the “target” level). Achievement of all performance goals at the “target” level would result in a short-term compensation payout equal to the “target” percentage, which is designed to be the median short- term compensation paid by the Company’s Comparator Group. The high end of the range, referred to as the “maximum” percentage, is equal to the amount of compensation payable to the executive if the level of achievement of each performance goal applicable to the executive reached the high-end target set by the Compensation Committee for such goal. Achievement of all performance goals at the “maximum” level would result in a short-term compensation payout at the “maximum” level, which is designed to be above to the median short-term compensation paid by the Company’s Comparator Group. Absent an exercise of discretion by the Compensation Committee, the total short-term compensation paid to each executive would not exceed the “maximum” percentage and, in the event that the level of achievement of all performance goals was below the “threshold” level, would result in no short-term compensation payment being made to the executive. The following table shows the range of short-term compensation that each Named Executive Officer could earn in fiscal year 2011 as a percentage of such executive officer’s annual base salary.

	Threshold	Target	Maximum
Chief Executive Officer	50%	100%	220%
Other Named Executive Officers	35%	70%	140%

Skyworks / Proxy Statement

The actual total amount of short-term compensation payable to an executive depends on the level of achievement of each performance goal assigned to him. The performance goals are a mixture of Company-specific and business unit-specific goals, the per-executive composition of which is determined by the Compensation Committee. With respect to each executive, each performance goal assigned to that executive is given a weighting by the Compensation Committee that represents the percentage of the total short-term compensation payable under the Incentive Plan to the executive if that performance goal is achieved. As in fiscal year 2010, for fiscal year 2011, the Compensation Committee split the Incentive Plan into two six month performance periods, with the executive eligible to earn up to half of his annual short-term incentive compensation with respect to each six month period. For the first half of fiscal year 2011 the performance goals focused on achieving revenue, non-GAAP gross margin and specified non-GAAP operating margin targets, in addition to cash, customer satisfaction and units shipped metrics. In selecting these goals, the Compensation Committee considered the fact that for the first half of fiscal 2011 our primary corporate goal was to increase revenue in excess of the market growth rate by gaining market share, while at the same time leveraging our fixed cost structure to generate higher earnings. For the second half of fiscal year 2011, the Committee established performance goals based on achieving specified revenue, non-GAAP gross margin, and non-GAAP operating margin targets, as well as customer satisfaction and product design win metrics. The weighting of the performance goals for fiscal year 2011 for each Named Executive Officer was as follows:

Performance Goals — Fiscal 2011 First Half

	Revenue	Non-GAAP Operating Margin %	Non- GAAP Gross Margin %	Customer Satisfaction Metric	Cash Metric	Units Shipped Metrics
President and Chief Executive Officer; Vice President and Chief Financial Officer	30%	30%	20%	10%	10%	N/A
Executive Vice President and General Manager, Front-End Solutions	30% (based on	40% (20% based	N/A	10%	N/A	20%
	business unit)	on corporate and
		20% based on
		business unit)
Executive Vice President and General Manager, High Performance Analog	40% (20% based	20% (based on	20%	N/A	N/A	20%
	on corporate and	business unit)
	20% based on
	business unit)
Senior Vice President, Worldwide Operations	30%	30%	20%	10%	10%	N/A

Skyworks / Proxy Statement

Performance Goals — Fiscal 2011 Second Half

	Revenue	Non-GAAP Operating Margin %	Non- GAAP Gross Margin %	Customer Satisfaction Metric	Design Win Metric
President and Chief Executive Officer; Vice President and Chief Financial Officer	30%	40%	N/A	10%	20%
Executive Vice President and General Manager, Front-End Solutions	20% (based on	40% (20% based	N/A	N/A	40%
	business unit)	on corporate and
		20% based on
		business unit)
Executive Vice President and General Manager, High Performance Analog	20% (based on	40% (20% based	N/A	10%	30%
	business unit)	on corporate and
		20% based on
		business unit)
Senior Vice President, Worldwide Operations	30%	N/A	40%	10%	20%

The revenue performance goal is based on the Company’s reported GAAP revenue. The Non-GAAP Operating Margin performance goal is based on the Company’s actual non-GAAP operating margin, which it calculates by excluding from GAAP operating income, stock compensation expense, restructuring-related charges, acquisition-related expenses, litigation settlement gains and losses and certain deferred executive compensation. The Non-GAAP Gross Margin performance goal is based on the Company’s actual non-GAAP gross margin, which it calculates by excluding from GAAP gross profit, stock compensation expense, restructuring-related charges and acquisition-related expenses. The Customer Satisfaction performance goal is based on the Company’s actual performance with respect to both the timeliness of shipments to customers and reduction in returned products over a specified period of time. The Cash performance goal is based on the Company’s cash generated during the six month period as measured by the number of times that inventory is turned over during the period. The Units Shipped performance goal is based on the aggregate number of certain specified products shipped by the Company over a specified period of time. The Design Win performance goal is based on the total number and the quality or difficulty of achievement of a pre-established list of design/installation projects awarded to or contracted by the Company. Where the table above indicates that a performance goal was based on the achievement of the goal by a business unit, the performance goal was defined in the same manner, but only the results of the applicable business unit were taken into account in setting the achievement levels and measuring performance.

In determining the weightings between performance goals for each Named Executive Officer, the Compensation Committee’s aim was to align the short-term incentive compensation of each Named Executive Officer with the performance goals that the executive could most impact. For instance, the performance goals for the Chief Executive Officer, Vice-President and Chief Financial Officer and Senior Vice President, Worldwide Operations were designed to focus such executives on improving the Company’s competitive position and achieving profitable growth overall. The performance goals for the Executive Vice President and General Manager, Front-End Solutions and Executive Vice President and General Manager, High Performance Analog were designed to focus such executive on business unit performance (i.e., securing design wins for new products and expansion of the customer base).

The Compensation Committee then determines with respect to each performance goal the “threshold,” “target” and “maximum” levels of achievement, which correspond to the matching descriptions set forth above. For Company performance goals, the levels of achievement will be consistent across the executives to which such goals apply. The Compensation Committee sets the performance goals, weightings and “threshold,” “target” and “maximum” levels of achievement on a semi-annual basis.

Skyworks / Proxy Statement

At the end of each six month period, the Compensation Committee determines the total amount of short-term compensation payable to each executive for such period by comparing the actual level of achievement of each performance goal assigned to such executive against the “threshold,” “target” and “maximum” levels of achievement that it set for that performance goal. The Compensation Committee determines the amount of short-term compensation the executive is eligible to receive with respect to each performance goal as follows:

•

If the level of achievement for that performance goal falls below the “threshold” level, then the executive will not earn any short-term compensation with respect to that performance goal (absent an exercise of discretion by the Compensation Committee).

•

If the level of achievement for that performance goal is equal to the “threshold,” “target” or “maximum” level, then the executive earns the product obtained by multiplying (i) the “threshold,” “target” or “maximum” percentage, as applicable, times (ii) the executive’s base salary for the relevant six month period times (iii) the weighting assigned to that performance goal.

•

If the level of achievement for the performance goal falls in between either the “threshold” and “target” levels or the “target” and “maximum” levels the executive would earn short-term compensation equal to the short-term compensation payable at the “threshold” or “target” level, respectively, plus a pro rata amount of the difference between the short-term compensation payable for that performance goal at, respectively, the “threshold” and “target” levels or the “target” and “maximum” levels.

•

Absent an exercise of discretion by the Compensation Committee, if the level of achievement for the performance goal exceeds the “maximum” level, the executive will only earn the amount payable for achievement at the “maximum” level.

The computation of each executive’s short-term compensation under the Incentive Plan is not a weighted average of the level of achievement across all performance goals, but rather an evaluation of each performance goal individually and a determination of the portion of the total eligible bonus allocated to that performance goal that can be earned.

The target level performance goals established by the Compensation Committee under the Incentive Plan are based on the Company’s historical operating results and growth rates as well as the Company’s expected future results, and are designed to require significant effort and operational success on the part of our executives and the Company. The maximum level performance goals established by the Committee have historically been difficult to achieve and are designed to represent outstanding performance that the Committee believes should be rewarded. Financial performance goals are set with the expectation that the “target” level will be higher than the consensus analyst estimates for the Company. The “target” level for non-financial performance goals are set with the expectation that actual results in the prior six month period will be exceeded. With respect to each comparable performance goal for the first six months of fiscal 2011, the “threshold” level performance goals were higher than our actual results and the “maximum” level performance goals for the same six month period in 2010, except for (1) Customer Satisfaction, where the “threshold” level performance was higher than the “target” and actual level of performance and (2) Cash performance target, where the “threshold” level was approximately the same as in the same six month period in 2010 (but lower than the actual level of performance). With respect to each comparable performance goal for the second six months of fiscal 2011, the “threshold” level performance goals were higher than the “maximum” level performance goals for the same six month period in 2010, except for Customer Satisfaction, where the “threshold” level performance goal was higher than the “target” level of performance.

The Incentive Plan stipulated that all payouts to executives under the Incentive Plan were conditioned upon the Company achieving a performance goal based on non-GAAP operating income margin (after accounting for any incentive award payments, including those to be made under the Incentive Plan) at the “threshold” level. In addition, pursuant to the terms of the Incentive Plan, actual payments for the first six month performance period are capped at 80% of the award earned, with 20% of the award held back until the end of the fiscal year to ensure sustained financial performance. Any amounts held back are subsequently paid after the end of the fiscal year provided that the financial performance established in the first six months of the year is sustained throughout the fiscal year and

Skyworks / Proxy Statement

that the executive remains employed with the Company at the time of payment. The Compensation Committee retains the discretion, based on the recommendation of the Chief Executive Officer, to make payments even if the threshold performance metrics are not met or to make payments in excess of the maximum level if the Company’s performance exceeds the maximum metrics. The Compensation Committee believes it is appropriate to retain this discretion in order to make short-term incentive awards in extraordinary circumstances.

For the first half of fiscal 2011, the Company’s level of achievement of each performance goal was as follows:

Accordingly, the Chief Executive Officer, and the Vice-President and Chief Financial Officer, Executive Vice President and General Manager, Front-End Solutions, Executive Vice President and General Manager, High Performance Analog, and Senior Vice President, Worldwide Operations earned a first half incentive award equal to approximately 96%, 61%, 69%, 69% and 61% of his annual base salary, respectively. The Compensation Committee determined to pay, in lieu of cash, as permitted by the Incentive Plan, unrestricted shares of our common stock (which are shares of our common stock that are not subject to any vesting, earning, recapture, forfeiture or other restrictions) for the portion of each of the Named Executive Officer’s first half short-term incentive earned above the target level. Accordingly, the Chief Executive Officer, the Vice-President and Chief Financial Officer, the Executive Vice President and General Manager, Front-End Solutions, Executive Vice President and General Manager, High Performance Analog, and the Senior Vice President, Worldwide Operations received approximately 48%, 43%, 49%, 50% and 43% of their respective first half incentive payments in the form of unrestricted shares of our common stock.

In addition, in recognition of their contributions to our performance during the first half of fiscal 2011, the Compensation Committee approved payments to approximately 800 other non-executive employees pursuant to non-executive incentive plans, which plans have terms and conditions similar to the Incentive Plan. Consistent with the Incentive Plan (and the other employee incentive plans), actual payments for the first six month performance period were capped at 80% of the award earned, with 20% of the award held back until the end of the fiscal year to ensure sustained financial performance. The amount held back was subsequently paid after the end of the fiscal year since the Company sustained its financial performance throughout fiscal year 2011.

Skyworks / Proxy Statement

For the second half of fiscal 2011, the Company’s level of achievement of each performance goal was as follows:

Accordingly, the Chief Executive Officer, and the Vice-President and Chief Financial Officer, Executive Vice President and General Manager, Front-End Solutions, Executive Vice President and General Manager, High Performance Analog, and Senior Vice President, Worldwide Operations earned a second half incentive award equal to approximately 54%, 36%, 23%, 43% and 43% of his annual base salary, respectively. The Compensation Committee determined to pay, in lieu of cash, as permitted by the Incentive Plan, unrestricted common stock of the Company for the portion of each of the Named Executive Officer’s second half short-term incentive earned above the target level. Accordingly, the Chief Executive Officer, the Vice-President and Chief Financial Officer, the Executive Vice President and General Manager, Front-End Solutions, Executive Vice President and General Manager, High Performance Analog, and the Senior Vice President, Worldwide Operations each received approximately 8%, 4%, 0%, 18% and 18% of their respective second half incentive payments in the form of unrestricted common stock of the Company. In addition, the 20% “holdback” of the first half incentive was paid out to each executive officer after the end of the fiscal year due to the Company’s sustained financial performance.

For the full fiscal year, the total payments under the Incentive Plan to the Chief Executive Officer (who was eligible to earn 100% of his annual base salary at target for the year), and the Vice-President and Chief Financial Officer, the Executive Vice President and General Manager, Front-End Solutions, the Executive Vice President and General Manager, High Performance Analog, and the Senior Vice President, Worldwide Operations (each of whom was eligible to earn 70% of his annual base salary at target for the year) earned approximately 150%, 98%, 92%, 112% and 104% of his annual base salary, respectively.

Long-Term Stock-Based Compensation

The Compensation Committee generally makes long-term stock-based compensation awards to executive officers on an annual basis. Long-term stock-based compensation awards are intended to align the interests of our executive officers with stockholders, and reward them for increases in stockholder value over long periods of time (i.e., greater than one year). It is the Company’s practice to make stock-based compensation awards to executive officers in November of each year at a pre-scheduled Compensation Committee meeting. For fiscal year 2011, the Compensation Committee made awards to executive officers, including certain Named Executive Officers, on November 9, 2010, at a regularly scheduled Compensation Committee meeting. Stock options awarded to executive officers at the meeting had an exercise price equal to the closing price of the Company’s common stock on the meeting date.

Skyworks / Proxy Statement

In making stock-based compensation awards to certain executive officers for fiscal year 2011, the Compensation Committee first reviewed the Comparator Group data to determine the percentage of the outstanding number of shares that are typically used for employee compensation programs. The Compensation Committee then set the number of Skyworks shares of common stock that would be made available for executive officer awards at approximately the median of the Comparator Group based on the business need, internal and external circumstances and RiskMetrics/ISS guidelines. The Compensation Committee then reviewed the Comparator Group by executive position to determine the allocation of the available shares among the executive officers. The Compensation Committee then attributed a long-term equity-based compensation value to each executive officer. Forty percent (40%) of that value was converted to a number of stock options using an estimated Black-Scholes value, and the remaining sixty percent (60%) of the value was converted to a number of performance share awards based on the fair market value of the common stock and an assumption that the Company would achieve the targeted level of performance required to earn the performance share award. The Compensation Committee’s rationale for awarding performance shares is to further align the executive’s interest with those of the Company’s stockholders by using equity-awards that will vest only if the Company achieves pre-established performance metrics.

Other Compensation and Benefits

We also provide other benefits to our executive officers that are intended to be part of a competitive overall compensation program and are not tied to any company performance criteria. Consistent with the Compensation Committee’s goal of ensuring that executive compensation is perceived as fair to all stakeholders, the Company offers medical plans, dental plans, vision plans, life insurance plans and disability insurance plans to executive officers under the same terms as such benefits are offered to all other employees. Additionally, executive officers are permitted to participate in the Company’s 401(k) Savings and Investment Plan and Employee Stock Purchase Plan under the same terms as all other employees. The Company does not provide executive officers with any enhanced retirement benefits (i.e., executive officers are subject to the same limits on contributions as other employees, as the Company does not offer any SERP or other similar non-qualified deferred compensation plan), and they are eligible for 401(k) company-match contributions under the same terms as other employees. In fiscal year 2011, the Company offered executives the opportunity to participate in financial planning services through Ayco at a cost of $13,000 per executive paid by the Company. Other than Mr. Freyman, none of the Named Executive Officers elected to participate in the Company-paid program. Although Mr. Aldrich receives financial planning services from Ayco, he personally pays for such services.

Although certain Named Executive Officers were historically provided an opportunity to participate in the Company’s Executive Compensation Plan (the “Executive Compensation Plan”) — an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation — as a result of deferred compensation legislation under Section 409A of the IRC, effective December 31, 2005, the Company no longer permits employees to make contributions to the plan. Although the Company had discretion to make additional contributions to the accounts of participants while the Executive Compensation Plan was active, it never did so.

Severance and Change of Control Benefits

None of our executive officers, including the Named Executive Officers, has an employment agreement that provides a specific term of employment with the Company. Accordingly, the employment of any such employee may be terminated at any time. We do provide certain benefits to our Named Executive Officers upon certain qualifying terminations and in connection with terminations under certain circumstances following a change of control. A description of the material terms of our severance and change of control arrangements with the Named Executive Officers can be found under the “Potential Payments Upon Termination or Change of Control” section below.

Skyworks / Proxy Statement

The Company believes that severance protections can play a valuable role in recruiting and retaining superior talent. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego an opportunity with another company. These agreements also protect the Company as the Named Executive Officers are bound by restrictive non-compete and non-solicit covenants for two years after termination of employment. Outside of the change in control context, severance benefits are payable to the Named Executive Officers if their employment is involuntarily terminated by the Company without cause, or if a Named Executive Officer terminates his own employment for a good reason (as defined in the agreement). In addition, provided he forfeits certain equity awards and agrees to serve on the Company’s Board of Directors for a minimum of two years, the Chief Executive Officer is entitled to certain severance benefits upon termination of his employment for any reason. The Compensation Committee believes that this provision facilitates his retention with the Company. The level of each Named Executive Officer’s severance or other termination benefit is generally tied to his respective annual base salary and targeted short-term incentive opportunity (or past short-term incentive earned).

Additionally, the Named Executive Officers would receive enhanced severance and other benefits if their employment terminated under certain circumstances in connection with a change in control of the Company. These benefits are described in detail under the “Potential Payments Upon Termination or Change of Control” section below. The Named Executive Officers are also entitled to receive a tax gross-up payment (with a $500,000 cap for Named Executive Officers other than the Chief Executive Officer) if they become subject to the 20% golden parachute excise tax imposed by Section 4999 of the IRC, as the Company believes that the executives should be able to receive their contractual rights to severance without being subject to punitive excise taxes. The Company further believes these enhanced severance benefits are appropriate because the occurrence, or potential occurrence, of a change in control transaction would likely create uncertainty regarding the continued employment of each Named Executive Officer, and these enhanced severance protections encourage the Named Executive Officers to remain employed with the Company through the change in control process and to focus on enhancing stockholder value both before and during the change in control process.

Lastly, each Named Executive Officer’s outstanding unvested stock options and restricted stock awards (if any) fully vest upon the occurrence of a change in control. In addition, each outstanding performance share award shall be deemed earned as to the greater of (a) the “target” level or (b) the number of shares that would have been deemed earned under the award as of the day prior to the change in control. The Company believes this accelerated vesting is appropriate given the importance of long-term equity awards in our executive compensation program and the uncertainty regarding the continued employment of Named Executive Officers that typically occurs in a change in control context. The Company’s view is that this vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their equity awards because of a change in control of the Company and encourages the Named Executive Officers to remain employed with the Company through the change in control process and to focus on enhancing stockholder value both before and during the process.

Skyworks / Proxy Statement

Compensation Tables for Named Executive Officers

Summary Compensation Table

The following table summarizes compensation earned by, or awarded or paid to, our Named Executive Officers for fiscal year 2011, fiscal year 2010 and fiscal year 2009.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David J. Aldrich	2011	$635,100	$2,856,000	$1,476,137	$955,830	$12,880	$5,935,947
President and Chief Executive Officer	2010	$609,000	$1,508,750	$1,109,614	$1,106,510	$12,879	$4,346,753
	2009	$598,077	$1,270,500	$964,921	$653,750	$12,879	$3,500,127

Donald W. Palette	2011	$357,800	$952,000	$492,046	$350,243	$11,318	$2,163,407
Vice President and	2010	$338,500	$506,940	$355,076	$368,874	$11,500	$1,580,890
Chief Financial Officer	2009	$327,692	$398,090	$289,476	$215,738	$11,471	$1,242,467

Gregory L. Waters	2011	$407,200	$952,000	$492,046	$375,179	$11,042	$2,237,467
Executive Vice President and	2010	$390,000	$506,940	$355,076	$382,434	$10,942	$1,645,392
General Manager, Front-End Solutions	2009	$378,846	$440,440	$321,640	$270,085	$10,025	$1,421,036

Liam K. Griffin	2011	$378,100	$952,000	$492,046	$425,650	$44,480	$2,292,276
Executive Vice President and General	2010	$357,500	$506,940	$355,076	$341,653	$28,108	$1,589,277
Manager, High Performance Analog	2009	$352,923	$440,440	$321,640	$295,148	$44,888	$1,455,039

Bruce J. Freyman	2011	$368,900	$952,000	$492,046	$385,148	$24,042	$2,222,136
Senior Vice President,	2010	$355,500	$470,730	$332,884	$371,307	$10,942	$1,541,363
Worldwide Operations	2009	$350,923	$398,090	$289,476	$240,680	$11,772	$1,290,941

(1)	The amounts in the Stock Awards and Option Awards columns represent the grant date fair values, computed in accordance with the provisions of ASC 718-Compensation-Stock Compensation (“ASC 718”) of performance share awards, restricted stock and stock options awarded during the applicable fiscal year, with estimated forfeiture rates applied to restricted stock and stock option awards. For fiscal years 2009, 2010 and 2011, the maximum grant date fair values of the Stock Awards would be two times (2 x) the amount shown in the table. For a description of the assumptions used in calculating the fair value of equity awards under ASC 718, see Note 11 of the Company’s financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on November 28, 2011 (the “Form 10-K”). The amount in the Stock Awards column for fiscal year 2009 excludes the incremental grant date fair market value of the 2009 Replacement Awards as follows: Mr. Aldrich ($775,200), Mr. Palette ($90,440), Mr. Waters ($103,360), Mr. Griffin ($258,400) and Mr. Freyman ($129,200). See footnote 6 of the “Outstanding Equity Awards at Fiscal Year End Table” below for detailed information regarding the 2009 Replacement Awards.

(2)	Reflects amounts paid to the Named Executive Officers pursuant to the Incentive Plan. For the first and second half of fiscal year 2011, as well as the second half of fiscal years 2009 and 2010, the portion of the Incentive Plan attributable to Company performance above the “target” performance metric was paid in the form of unrestricted common stock of the Company as follows: Mr. Aldrich (FY 2009: $270,000; FY 2010: $497,500; FY 2011 $318,800), Mr. Palette (FY 2009: $89,100; FY 2010: $165,800; FY 2011 $98,900), Mr. Waters (FY 2009: $102,600; FY 2010: $148,400; FY 2011 $137,700), Mr. Griffin (FY 2009: $95,600; FY 2010: $127,200; FY 2011 $159,700) and Mr. Freyman (FY 2009: $95,000; FY 2010: $158,000; FY 2011 $126,100). The number of shares awarded in lieu of cash was based on the fair market value of the Company’s common stock on November 10, 2009, May 11, 2010, November 9, 2010, May 11, 2011, and November 10, 2011, which are the respective dates that Incentive Plan payments were approved by the Compensation Committee.

(3)	“All Other Compensation” includes the Company’s contributions to the executive’s 401(k) plan and the cost of group term life insurance premiums. Mr. Griffin’s amount includes subsidized mortgage and other relocation expenses of $34,548, $17,768 and $33,933 for fiscal years 2009, 2010 and 2011, respectively. Mr. Freyman’s amount includes financial planning services of $13,000.

Skyworks / Proxy Statement

Grants of Plan-Based Awards Table

The following table summarizes all grants of plan-based awards made to the Named Executive Officers in fiscal year 2011, including incentive awards payable under our Fiscal Year 2011 Executive Incentive Plan.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards(5)

		Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David J. Aldrich President and Chief Executive Officer	11/9/2010	$318,500	$637,000	$1,401,400	60,000	120,000	240,000	—	165,000	$23.80	$4,332,137

Donald W. Palette Vice President and Chief Financial Officer	11/9/2010	$125,650	$251,300	$502,600	20,000	40,000	80,000	—	55,000	$23.80	$1,444,046

Gregory L. Waters Executive Vice President and General Manager, Front-End Solutions	11/9/2010	$142,800	$285,600	$571,200	20,000	40,000	80,000	—	55,000	$23.80	$1,444,046

Liam K. Griffin Executive Vice President and General Manager, High Performance Analog	11/9/2010	$133,000	$266,000	$532,0004	20,000	40,000	80,000	—	55,000	$23.80	$1,444,046

Bruce J. Freyman Senior Vice President, Worldwide Operations	11/9/2010	$129,500	$259,000	$518,000	20,000	40,000	80,000	—	55,000	$23.80	$1,444,046

(1)	Actual performance between either the “threshold” and “target” levels or the “target” and “maximum” levels result in an issuance of a number of shares equal to the number of shares issuable at the “threshold” or “target” level, respectively, plus a pro rata amount of the difference between the number of shares issuable under the PSA at, respectively, the “threshold” and “target” levels or the “target” and “maximum” levels. The amounts actually paid to the Named Executive Officers under the Incentive Plan are shown above in the “Summary Compensation Table” above under “Non-Equity Incentive Plan Compensation.” For fiscal year 2011, the portion of the Incentive Plan payment attributable to Company performance above the Target level for both the first and second half of the fiscal year was paid to the Named Executive Officers in the form of shares of common stock of the Company, which are not subject to any vesting, forfeiture or other restrictions that would impair immediate or future ownership.

(2)	Represents performance share awards made on November 9, 2010, under the Company’s 2005 Long-Term Incentive Plan (the “FY11 PSA”). The FY11 PSAs have both “performance” and “continued employment” conditions that must be met in order for the executive to receive shares underlying the award. The “performance” condition guides the initial eligibility of the grantee to receive shares under the PSA and compares the actual non-GAAP gross margin of the Company for the performance period against a range of pre-established target amounts. The Compensation Committee determines the low end of the range based on the minimum performance that would be acceptable to the Company to justify a payout (which is typically set above the actual performance of the company during the prior performance period and above the high end of the range for the prior performance period). The high end of the range represents a best case performance scenario. The middle of the range is referred to by the Company as the “target” level and represents the expected performance of the Company (which typically will be higher than the consensus analyst estimates for the Company). The number of shares issuable under the PSA correspond to the level of achievement of the performance goal. The target level of shares is determined with reference to the competitive level of long-term equity compensation determined by the Compensation Committee in the manner described above. Performance at the “threshold” level results in an issuance of a number of shares equal to one-half (1/2) the “target” share level, and performance at the “maximum” level results in the issuance of a number of shares equal to two times (2x) the “target” share level. Performance in between either the “threshold” and “target” levels or the “target” and “maximum” levels result in an issuance of a number of shares equal to the number of shares issuable at the “threshold” or “target” level, respectively,

Skyworks / Proxy Statement

plus a pro rata amount of the difference between the number of shares issuable under the PSA at, respectively, the “threshold” and “target” levels or the “target” and “maximum” levels. For purposes of the FY11 PSAs, “non-GAAP gross margin” meant the Company’s non-GAAP gross margin for fiscal year 2011 as reported publicly by the Company following the fiscal year end. The “continued employment” condition of the FY11 PSAs provides that, to the extent that the non-GAAP gross margin performance metric is met for the fiscal year, then one-third (33%) of the total shares for which the performance metric was met would be issuable to the executive on the first anniversary of the grant date, the next one-third (33%) of such shares would be issuable to the executive on the second anniversary of the grant date (the “Second Issuance Date”), and the final one-third (33%) of such shares would be issuable to the executive on the third anniversary of the grant date (the “Third Issuance Date”), provided that the executive continues employment with the Company through each such vesting date(s). In the event of termination by reason of death or permanent disability, the holder of an FY11 PSA (or his or her estate) would receive any shares that would have been issuable thereunder during the remaining term of the award (i.e., earned but unissued shares).

(3)	The options vest over four years at a rate of 25% per year commencing one year after the date of grant, provided the executive remains employed by the Company. Options may not be exercised more than three months after the executive ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for specific periods not exceeding one year following termination.

(4)	Stock options awarded to executive officers had an exercise price equal to the closing price of the Company’s common stock on the grant date.

(5)	Amount reflects the grant date fair values of stock options and performance share awards granted on November 9, 2010, computed in accordance ASC 718.

Skyworks / Proxy Statement

Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes the unvested stock awards and all stock options held by the Named Executive Officers as of the end of fiscal year 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David J. Aldrich	50,000	0		0	$12.65	4/25/2012	0	$—	530,833	$9,533,761
President and Chief	135,000	0		0	$9.18	1/7/2014
Executive Officer	274,254	0		0	$8.93	11/10/2014
	70,000	0		0	$6.73	11/7/2013
	135,000	45,000	(3)	0	$9.33	11/6/2014
	150,000	150,000	(4)	0	$7.18	11/4/2015
	62,500	187,500	(5)	0	$12.07	11/10/2016
	0	165,000	(6)	0	$23.80	11/9/2017

Donald W. Palette	50,000	0		0	$7.50	8/20/2014	0	$—	142,967	$2,567,687
Vice President and	0	5,000	(3)	0	$9.33	11/6/2014
Chief Financial Officer	0	45,000	(4)	0	$7.18	11/4/2015
	20,000	60,000	(5)	0	$12.07	11/10/2016
	0	55,000	(6)	0	$23.80	11/9/2017

Gregory L. Waters	0	12,500	(3)	0	$9.33	11/6/2014	0	$—	148,662	$2,669,970
Executive Vice President	0	50,000	(4)	0	$7.18	11/4/2015
And General Manager,	0	60,000	(5)	0	$12.07	11/10/2016
Front-End Solutions	0	55,000	(6)	0	$23.80	11/9/2017

Liam K. Griffin	0	12,500	(3)	0	$9.33	11/6/2014	0	$—	178,662	$3,208,770
Executive Vice President	0	50,000	(4)	0	$7.18	11/4/2015
And General Manager,	0	60,000	(5)	0	$12.07	11/10/2016
High Performance Analog	0	55,000	(6)	0	$23.80	11/9/2017

Bruce J. Freyman	33,750	11,250	(3)	0	$9.33	11/6/2014	0	$—	146,507	$2,631,266
Senior Vice President,	45,000	45,000	(4)	0	$7.18	11/4/2015
Worldwide Operations	18,750	56,250	(5)	0	$12.07	11/10/2016
	0	55,000	(6)	0	$23.80	11/9/2017

(1)	Reflects the FY11 PSAs (awarded on November 9, 2010, as described in footnote 2 of the “Grants of Plan-Based Awards Table” above) at the “target” level, as well as two-thirds (66%) of the FY10 PSAs (awarded on November 10, 2009), one third (33%) of the FY09 PSAs (awarded on November 4, 2008), and fifty-percent (50%) of the 2009 Replacement PSAs (awarded June 10, 2009) at “actual” shares earned. Other than having a “non-GAAP operating margin” performance metric applicable for fiscal years 2009 and 2010 — instead of a “non-GAAP gross margin” performance metric for fiscal year 2011 — the FY10 and FY09 PSAs have the same terms and conditions as the FY11 PSAs described in footnote 2 of the “Grants of Plan-Based Awards Table” above. With respect to the FY11 PSAs, the Company achieved 89.3% of the “maximum” level based on the Company’s reported non-GAAP gross margin for fiscal year 2011 and, accordingly, on November 10, 2011, the Company issued one-third of each executive’s earned shares, and held back the other two-thirds of such earned shares for possible issuance on the Second and Third Issuance Dates provided the executive meets the continued employment condition. Regarding the FY10 PSAs, the Company achieved 100% of the “maximum” level based on the Company’s reported non-GAAP operating margin for fiscal year 2010 and, accordingly, on November 10, 2010, and November 10, 2011, the Company issued one-third of each executive’s earned shares, and held back the final one-third of such earned shares for possible issuance on the Third Issuance Date provided the executive meets the continued employment condition. With respect to the FY09 PSAs, the Company achieved 95.8% of the “maximum” level based on the Company’s reported non-GAAP operating margin for fiscal year 2009 and, accordingly, on November 4, 2009, November 4, 2010, and November 4, 2011, the Company issued one-third of each executive’s earned shares since the executives met the continued employment condition.

Skyworks / Proxy Statement

On June 4, 2009, each Named Executive Officer had the opportunity to forfeit an outstanding performance share award dated November 6, 2007, that such executive had previously been granted (the “2007 PSA”) and receive, in its place, the following equity awards:

(1) a restricted stock award (the “2009 Replacement RSA”) covering shares equal to the “Threshold/Nominal” tranche of shares of the Company’s common stock that could be earned under the executive’s 2007 PSA, which shares would vest on or about November 6, 2010, provided the Named Executive Officer continued his employment with the Company through such date, and

(2) an IRC Section 162(m) compliant performance share award (the “2009 Replacement PSA”, and together with the 2009 Replacement RSA, the “2009 Replacement Awards”) pursuant to which the executive would receive a number of shares of the Company’s common stock equal to the aggregate amount of the “target” and “maximum/stretch” tranches of shares of the Company’s common stock that could be earned under the 2007 PSA, if certain conditions are satisfied.

Each of the Named Executive Officers accepted the Company’s offer and agreed to have his 2007 PSA cancelled and replaced with the 2009 Replacement Awards. The maximum number of shares issued under the 2009 Replacement Awards for each Named Executive Officer on June 10, 2009, was equal to the maximum number of shares that would have been issuable to such executive under his cancelled 2007 PSA. The 2009 Replacement Awards consisted of (a) the 2009 Replacement RSAs that vested on November 6, 2010, as follows: Mr. Aldrich (150,000 shares), Mr. Palette (17,500 shares), Mr. Waters (20,000 shares), Mr. Griffin (50,000 shares) and Mr. Freyman (25,000 shares); and (b) the 2009 Replacement PSAs as follows (which represents the number of shares that could have been received under each such executive’s 2007 PSA if the “maximum/stretch” tranches of shares were earned): Mr. Aldrich (300,000 shares), Mr. Palette (35,000 shares), Mr. Waters (40,000 shares), Mr. Griffin (100,000 shares) and Mr. Freyman (50,000 shares). The 2009 Replacement PSAs had both “relative stock performance” and “continued employment” conditions that had to be met in order for the executive to receive any shares underlying the award. The “relative stock performance” condition provided that if the percentage change in the price of Skyworks’ common stock as compared to a “peer group” of companies during a specified “measuring period” exceeded the 60th percentile of such peer group, then the “target” price level change would have been met and 50% of the total shares covered by the PSA would be earned, subject to the continued employment condition. If the percentage change in the price of Skyworks’ common stock exceeded the 70th percentile of the peer group then the “maximum” price level change would have been met and 100% of the shares subject to the PSA would be earned, subject to the continued employment condition. The percentage change in the price of the common stock of the Company, as well as each member of the peer group, during the Measurement Period was determined by comparing (x) the average of such entity’s stock price for the ninety (90) day period beginning on November 6, 2007 to (y) the average of the entity’s stock price for the ninety (90) day period ending on November 6, 2010. For purposes of calculating the average price of the common stock of an entity during such ninety (90) day periods, only “trading days” (days on which the NASDAQ Global Select Market is open for trading) were used in such calculation, and trading volume on any such trading day was not factored into such calculation. For purposes of the 2009 Replacement PSAs, the “Measurement Period” was deemed to have started on November 6, 2007, and ended on November 6, 2010. The “continued employment” condition provided that, if the relative stock price performance condition is met for either the “target” or “maximum” level, then 50% of the total shares for which the relative stock price performance metric was met would be issuable to the executive on or about November 6, 2010, and the other 50% of such total shares would be issuable to the executive on or about November 6, 2011, provided that the executive is employed with Skyworks through such date(s). In the event of termination by reason of death or permanent disability after the measurement date of a 2009 Replacement PSA (but before shares are issued), the holder (or his or her estate) would receive the number of shares that would have been issuable thereunder based on the actual performance of the Company. In November 2010, the Company determined that the change in the price of the Company’s common stock had exceeded the 70th percentile of its peer group and as a result the “maximum” relative stock performance level had been met and therefore 100% of the shares subject to the PSA were eligible for issuance subject to the continued employment condition. On

Skyworks / Proxy Statement

each of November 6, 2010, and November 6, 2011, the Company issued one-half of each executive’s earned shares since each executive met the continued employment condition.

(2)	Reflects a price of $17.96 per share, which was the closing sale price of the Company’s common stock on the NASDAQ Global Select Market on September 30, 2011.

(3)	These options were granted on November 6, 2007, and vest at a rate of 25% per year until they became fully vested on November 6, 2011.

(4)	These options were granted on November 4, 2008, and vest at a rate of 25% annually through November 4, 2012.

(5)	These options were granted on November 10, 2009, and vest at a rate of 25% annually through November 10, 2013.

(6)	These options were granted on November 9, 2010, and vest at a rate of 25% annually through November 9, 2014.

Option Exercises and Stock Vested Table

The following table summarizes the Named Executive Officers’ option exercises and stock award vesting during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David J. Aldrich President and Chief Executive Officer	662,500	$12,531,378	480,833	$11,453,325
Donald W. Palette Vice President and Chief Financial Officer	27,500	$440,800	99,838	$2,345,679
Gregory L. Waters Executive Vice President and General Manager, Front-End Solutions	265,780	$4,038,145	101,782	$2,421,225
Liam K. Griffin Executive Vice President and General Manager, High Performance Analog	176,250	$1,563,225	161,782	$3,853,425
Bruce J. Freyman Senior Vice President, Worldwide Operations	150,000	$2,710,600	106,548	$2,535,739

(1)	Reflects restricted stock that vested on November 6, 2010, for Mr. Aldrich (150,000 shares), Mr. Palette (17,500 shares), Mr. Waters (20,000 shares), Mr. Griffin (50,000 shares) and Mr. Freyman (25,000 shares). For Mr. Palette, the table also includes restricted stock that vested on August 20, 2011 (6,250 shares). In addition, the amount reflects one-third of the shares earned under the FY10 PSAs that were issued on November 10, 2010 to Mr. Aldrich (85,000 shares), Mr. Palette (28,560 shares), Mr. Waters (28,560 shares), Mr. Griffin (28,560 shares) and Mr. Freyman (26,520 shares), as well as one-third of the FY09 PSAs that were issued on November 4, 2010, to Mr. Aldrich (95,833 shares), Mr. Palette (30,028 shares), Mr. Waters (33,222 shares), Mr. Griffin (33,222 shares) and Mr. Freyman (30,028 shares). In addition, the amount reflects certain of the 2009 Replacement PSAs that were issued on November 6, 2010, to Mr. Aldrich (150,000 shares), Mr. Palette (17,500 shares), Mr. Waters (20,000 shares), Mr. Griffin (50,000 shares) and Mr. Freyman (25,000 shares).

(2)	Represents the aggregate fair market value of the stock awards on the applicable vesting dates.

Skyworks / Proxy Statement

Nonqualified Deferred Compensation Table

In prior fiscal years, certain executive officers were provided an opportunity to participate in the Company’s Executive Compensation Plan, an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation, as a result of deferred compensation legislation under Section 409A of the IRC. The Company has not permitted employees to make contributions to the Executive Compensation Plan since December 31, 2005. Mr. Aldrich is the only Named Executive Officer that participated in the Executive Compensation Plan. Mr. Aldrich’s contributions are credited with earnings/losses based upon the performance of the investments he selects. Upon retirement, as defined in the Executive Compensation Plan, or other separation from service, or, if so elected, upon any earlier change in control of the Company, a participant is entitled to a payment of his or her vested account balance, either in a single lump sum or in annual installments, as elected in advance by the participant. Although the Company had discretion to make additional contributions to the accounts of participants while it was active, it never made any company contributions.

The following table summarizes the aggregate earnings in the fiscal year 2011 for Mr. Aldrich under the Executive Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(1)
David J. Aldrich, President and Chief Executive Officer	$—	$—	$(15,924)	$—	$684,557

(1)	Balance as of September 30, 2011. This amount is comprised of Mr. Aldrich’s individual contributions and the return/(loss) generated from the investment of those contributions.

Potential Payments Upon Termination or Change of Control

Chief Executive Officer

In January 2008, the Company entered into an amended and restated Change of Control / Severance Agreement with Mr. Aldrich (the “Aldrich Agreement”). The Aldrich Agreement sets out severance benefits that become payable if, within two (2) years after a change of control, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) voluntarily terminates his employment. The severance benefits provided to Mr. Aldrich in such circumstances will consist of the following: (i) a payment equal to two and one-half (2  1/2) times the sum of (A) his annual base salary immediately prior to the change of control and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three years prior to the year in which the change of control occurs or (y) the target annual short-term incentive award for the year in which the change of control occurs); (ii) all then outstanding stock options will remain exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) continued medical benefits for a period of eighteen (18) months after the termination date. The foregoing payments are subject to a gross-up payment for any applicable excise taxes incurred under Section 4999 of the IRC. Additionally, in the event of a change of control, Mr. Aldrich’s Agreement provides for full acceleration of the vesting of all then outstanding stock options and restricted stock awards and partial acceleration of any outstanding performance share awards (“PSAs”).

The Aldrich Agreement also sets out severance benefits outside of a change of control that become payable if, while employed by the Company, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Aldrich under either of these circumstances will consist of the following: (i) a payment equal to two (2) times the sum of (A) his annual base salary immediately prior to such termination and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three years prior to the year in which

Skyworks / Proxy Statement

the termination occurs or (y) the target annual short-term incentive award for the year in which the termination occurs); and (ii) full acceleration of the vesting of all outstanding stock options and restricted stock awards, with such stock options to remain exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), and, with respect to any PSAs outstanding, shares subject to such award would have been deemed earned to the extent any such shares would have been earned pursuant to the terms of such award as of the day prior to the date of such termination (without regard to any continued service requirement) (collectively, “Severance Benefits”). In the event of Mr. Aldrich’s death or disability, all outstanding stock options will vest in full and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

In addition, the Aldrich Agreement provides that if Mr. Aldrich voluntarily terminates his employment after January 1, 2010, subject to certain notice requirements and his availability to continue to serve on the Board of Directors of the Company and as chairman of a committee thereof for up to two (2) years, he shall be entitled to the Severance Benefits; provided however, that all Company stock options, stock appreciation rights, restricted stock, and any other equity-based awards, which were both (a) granted to him in the eighteen (18) month period prior to such termination and (b) scheduled to vest more than two (2) years from the date of such termination, will be forfeited.

The Aldrich Agreement is intended to be compliant with Section 409A of the IRC. Additionally, the Aldrich Agreement requires Mr. Aldrich to sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and contains non-compete and non-solicitation provisions applicable to him while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment.

On November 23, 2010, the Company modified the Aldrich Agreement as follows: (1) the initial term of the Agreement was extended for three (3) years until January 22, 2014, at which time the Agreement will renew on an annual basis for up to five (5) additional one year periods, unless at least 90 days prior to the end of the initial term or the then-current additional term, either party provides written notice that the Aldrich Agreement should not be extended; and (2) in order to ensure that any PSAs issued to Mr. Aldrich continue to be treated as performance based compensation under Section 162(m) of the IRC, the Agreement was amended such that if Mr. Aldrich is involuntarily terminated or terminates his employment for good reason or for no reason, he will be entitled to receive only the number of performance shares under outstanding PSAs that he would have received had he actually remained employed through the end of the performance period applicable to such PSAs. All other terms and conditions of the Agreement remain the same.

Other Named Executive Officers

In January 2008, the Company entered into Change of Control / Severance Agreements with each of Bruce J. Freyman, Liam K. Griffin, Donald W. Palette and Gregory L. Waters (each a “COC Agreement”). Each COC Agreement sets out severance benefits that become payable if, within twelve (12) months after a change of control, the executive either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to the executive in such circumstances will consist of the following: (i) a payment equal to two (2) times the sum of (A) his annual base salary immediately prior to the change of control and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three years prior to the year in which the change of control occurs or (y) the target annual short-term incentive award for the year in which the change of control occurs); (ii) all then outstanding stock options will remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) continued medical benefits for eighteen (18) months after the termination date. The foregoing payments are subject to a gross-up payment limited to a maximum of $500,000 for any applicable excise taxes incurred under Section 4999 of the IRC. Additionally, in the event of a change of control, each COC Agreement provides for full acceleration of the vesting of all then outstanding stock options and restricted stock awards and partial acceleration of any

Skyworks / Proxy Statement

outstanding performance share awards. In the case of Mr. Freyman’s COC Agreement, the severance payment due will be paid out in bi-weekly installments over a twelve (12) month period.

Each COC Agreement also sets out severance benefits outside a change of control that become payable if, while employed by the Company, the executive is involuntarily terminated without cause. The severance benefits provided to the executive under such circumstance will consist of the following: (i) a payment equal to the sum of (x) his annual base salary and (y) any short-term incentive award then due; and (ii) all then vested outstanding stock options will remain exercisable for a period of twelve (12) months after the termination date (but not beyond the expiration of their respective maximum terms). In the case of Mr. Freyman’s COC Agreement, any severance payment due will be paid out in bi-weekly installments over a twelve (12) month period. In the event of the executive’s death or disability, all outstanding stock options will vest and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

Each COC Agreement is intended to be compliant with Section 409A of the IRC and has an initial two (2) year term, which is thereafter renewable on an annual basis for up to five (5) additional years upon mutual agreement of the Company and the executive. Additionally, each COC Agreement requires that the executive sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and, except for Mr. Freyman’s COC Agreement, each contains non-compete and non-solicitation provisions applicable to the executive while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment. Mr. Freyman’s COC Agreement contains non-solicitation provisions applicable to him while he is employed by the Company and for a period of twelve (12) months following the termination of his employment.

The terms “change in control,” “cause,” and “good reason” are each defined in the COC Agreements. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of Skyworks; (ii) a change, without Board of Directors approval, of a majority of the Board of Directors of Skyworks; (iii) the acquisition of Skyworks by means of a reorganization, merger, consolidation or asset sale; or (iv) the approval of a liquidation or dissolution of Skyworks. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of Skyworks; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in base compensation or authority, duties or responsibility, (ii) a material change in office location, or (iii) any action or inaction constituting a material breach by Skyworks of the terms of the agreement.

The following table summarizes the payments and benefits that would be made to the Named Executive Officers under their change of control/severance agreements with the Company in the following circumstances as of September 30, 2011:

•	termination without cause or for good reason in the absence of a change of control;

•	termination without cause or for good reason after a change of control;

•	after a change of control not involving a termination of employment for good reason or for cause; and

•	in the event of termination of employment because of death or disability.

Skyworks / Proxy Statement

The following table does not reflect any equity awards made after September 30, 2011.

Name	Benefit	Before Change in Control: Termination w/o Cause or for Good Reason (1)	After Change in Control: Termination w/o Cause or for Good Reason (1)	Upon Change in Control (1)	Death/ Disability (1)
David J. Aldrich	Salary and Short-Term Incentive(4)	$3,080,927	$3,851,159	$—	$—
President and Chief Executive	Accelerated Options	3,109,725	3,109,725	3,109,725	3,109,725
Officer(2)(5)	Accelerated Restricted Stock	—	—	—	—
	Accelerated Performance Shares	11,229,903	11,229,903	11,229,903	11,229,903
	Medical	—	21,401	—	—
	Excise Tax Gross-Up(3)	—	—	—	—

	TOTAL	$17,420,555	$18,212,188	$14,339,628	$14,339,628

Donald W. Palette	Salary and Short-Term Incentive(4)	$669,418	$1,338,836	$—	$—
Vice President and Chief Financial	Accelerated Options	—	881,650	881,650	881,650
Officer	Accelerated Restricted Stock	—	—	—	—
	Accelerated Performance Shares	—	3,133,068	3,133,068	3,133,068
	Medical	—	23,775	—	—
	Excise Tax Gross-Up(3)	—	—	—	—

	TOTAL	$669,418	$5,377,329	$4,014,718	$4,014,718

Gregory L. Waters	Salary and Short-Term Incentive(4)	$749,766	$1,499,532	$—	$—
Executive Vice President and	Accelerated Options	—	1,000,275	1,000,275	1,000,275
General Manager, Front-End	Accelerated Restricted Stock	—	—	—	—
Solutions	Accelerated Performance Shares	—	3,235,350	3,235,350	3,235,350
	Medical	—	23,775	—	—
	Excise Tax Gross-Up(3)	—	—	—	—

	TOTAL	$749,766	$5,758,932	$4,235,625	$4,235,625

Liam K. Griffin	Salary and Short-Term Incentive(4)	$732,250	$1,464,500	$—	$—
Executive Vice President and	Accelerated Options	—	1,000,275	1,000,275	1,000,275
General Manager, High	Accelerated Restricted Stock	—	—	—	—
Performance Analog	Accelerated Performance Shares	—	3,774,150	3,774,150	3,774,150
	Medical	—	21,401	—	—
	Excise Tax Gross-Up(3)	—	—	—	—

	TOTAL	$732,250	$6,260,326	$4,774,425	$4,774,425

Bruce J. Freyman	Salary and Short-Term Incentive(4)	$701,278	$1,402,556	$—	$—
Senior Vice President,	Accelerated Options	—	913,500	913,500	913,500
Worldwide Operations	Accelerated Restricted Stock	—	—	—	—
	Accelerated Performance Shares	—	3,196,647	3,196,647	3,196,647
	Medical	—	21,401	—	—
	Excise Tax Gross-Up(3)	—	—	—	—

	TOTAL	$701,278	$5,534,104	$4,110,147	$4,110,147

(1)	Reflects a price of $17.96 per share, which was the closing sale price of the Company’s common stock on the NASDAQ Global Select Market on September 30, 2011. Excludes Mr. Aldrich’s contributions to deferred compensation plan as there have been no employer contributions.

Skyworks / Proxy Statement

(2)	“Good Reason” termination in change in control circumstances for Mr. Aldrich includes voluntarily terminating employment following such change in control.

(3)	Other than Mr. Aldrich, the Named Executive Officer’s excise tax gross-up is capped at $500,000. Based on the information set forth in the table above, no Named Executive Officer would have received any gross-up in fiscal year 2011.

(4)	Assumes an Incentive Plan payment of the three (3) year average of the actual incentive payments made for fiscal years 2010, 2009 and 2008 since such average is greater than the three (3) year average at the “target” payout level. Amounts shown do not reflect the value of accrued vacation/paid time off to be paid upon termination as required by law.

(5)	In the event Mr. Aldrich voluntarily terminated his employment outside of a change of control as of September 30, 2011, he would have received $16,149,616, comprised of the following: cash ($3,080,927); accelerated options ($3,109,725); and accelerated performance share awards ($9,958,964).

Director Compensation

Cash Compensation

Directors who are not employees of the Company are paid, in quarterly installments, an annual retainer of $50,000. Prior to February 1, 2011, additional annual retainers were paid, in quarterly installments, to the Chairman of the Board ($17,500); the Chairman of the Audit Committee ($15,000); the Chairman of the Compensation Committee ($10,000); and the Chairman of the Nominating and Governance Committee ($5,000). Additional annual retainers were also paid, in quarterly installments, to directors who served on committees in roles other than as Chairman as follows: Audit Committee ($5,000); Compensation Committee ($3,000); and Nominating and Corporate Governance Committee ($2,000).

Beginning February 1, 2011, the additional annual retainers (paid in quarterly installments) were increased as follows: the Chairman of the Board ($30,000); the Chairman of the Audit Committee ($20,000); the Chairman of the Compensation Committee ($15,000); the Chairman of the Nominating and Governance Committee ($10,000); non-chair member of Audit Committee ($10,000); non-chair member of Compensation Committee ($7,500); and non-chair member of Nominating and Corporate Governance Committee ($5,000). In addition, the Compensation Committee continues to retain discretion to recommend to the full Board of Directors that additional cash payments be made to a non-employee director(s) for extraordinary service during a fiscal year.

Equity-Compensation

Prior to February 1, 2011, when first elected to serve as a non-employee director, such director automatically received a nonqualified stock option to purchase 25,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on the date of grant, and a restricted stock award for 12,500 shares of common stock. In addition, following each annual meeting of stockholders between March 27, 2008 and February 1, 2011, each non-employee director who continued in office received a restricted stock award for 12,500 shares. Since February 1, 2011, newly appointed non-employee directors have received an initial equity grant comprised of a combination of stock options and restricted stock having an aggregate Black-Scholes value targeted between the 50th and 75th percentile of the director equity compensation component of Skyworks Comparator Group, with the stock option having an exercise price equal to the fair market value of the common stock on the date of grant. In addition, following each annual meeting of stockholders, each non-employee director who is continuing in office or re-elected after February 1, 2011, will receive a restricted stock award for 6,000 shares. Unless otherwise determined by the Board of Directors, any nonqualified stock options awarded under the 2008 Director Long-Term Incentive Plan will vest in four (4) equal annual installments and any restricted stock awards under the 2008 Directors’ Plan will vest in three (3) equal annual installments. In the event of a change of control of the Company, the outstanding options and restricted stock under the 2008 Director Long-Term Incentive Plan shall become fully exercisable and deemed fully vested, respectively.

Skyworks / Proxy Statement

No director who is also an employee receives separate compensation for services rendered as a director. David J. Aldrich is currently the only director who is also an employee of the Company.

Director Compensation Table

The following table summarizes the compensation paid to the Company’s non-employee directors for fiscal year 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
David J. McLachlan, Chairman	$89,875	$162,474	$—	$252,349
Timothy R. Furey	$68,000	$162,474	$—	$230,474
Kevin L. Beebe	$65,125	$162,474	$—	$227,599
David P. McGlade	$60,625	$162,474	$—	$223,099
Robert A. Schriesheim	$75,125	$162,474	$—	$237,599
Balakrishnan S. Iyer	$67,500	$162,474	$—	$229,974
Moiz M. Beguwala	$63,000	$162,474	$—	$225,474
Thomas C. Leonard	$50,000	$162,474	$—	$212,474

(1)	The amounts in the Stock Awards column represents the grant date fair values, computed in accordance with the provisions of ASC 718, for awards made during the fiscal year, with estimated forfeiture rates applied. For a description of the assumptions used in calculating the fair value of equity awards under ASC 718, see Note 11 of the Company’s financial statements included in the Form 10-K.

(2)	The non-employee members of the Board of Directors who held such position on September 30, 2011, held the following aggregate number of unexercised options as of such date:

Name	Number of Securities Underlying Unexercised Options
David J. McLachlan, Chairman	45,000
Timothy R. Furey	75,000
Kevin L. Beebe	105,000
David P. McGlade	90,000
Robert A. Schriesheim	60,000
Balakrishnan S. Iyer	97,423
Moiz M. Beguwala	81,000
Thomas C. Leonard	3,750

Equity Compensation Plan Information

The Company currently maintains eight (8) stock-based compensation plans under which our securities are authorized for issuance to our employees and/or directors:

•	the 1996 Long-Term Incentive Plan

•	the 1999 Employee Long-Term Incentive Plan

•	the Directors’ 2001 Stock Option Plan

•	the Non-Qualified Employee Stock Purchase Plan

•	the 2002 Employee Stock Purchase Plan

•	the Washington Sub, Inc. 2002 Stock Option Plan

•	the 2005 Long-Term Incentive Plan, and

•	the 2008 Director Long-Term Incentive Plan.

Skyworks / Proxy Statement

Except for the 1999 Employee Long-Term Incentive Plan, the Washington Sub, Inc. 2002 Stock Option Plan and the Non-Qualified Employee Stock Purchase Plan, each of the foregoing stock-based compensation plans was approved by our stockholders. A description of the material features of each non-stockholder approved plan is provided below under the headings “1999 Employee Long-Term Incentive Plan,” “Washington Sub, Inc. 2002 Stock Option Plan” and “Non-Qualified Employee Stock Purchase Plan.”

The following table presents information about these plans as of September 30, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	8,618,983	(1)	$15.71	17,282,053	(3)
Equity compensation plans not approved by security holders	3,783,738	(2)	$8.31	—	(4)

Total	12,402,721		$13.45	17,282,053

(1)	Excludes 831,827 unvested restricted shares and 3,841,105 unvested shares under performance shares awards.

(2)	Includes 97,801 options held by non-employees (excluding non-employee directors).

(3)	No further grants will be made under the 1994 Non-Qualified Stock Option Plan, the 1996 Long-Term Incentive Plan or the Directors’ 2001 Stock Option Plan.

(4)	No further grants will be made under the Washington Sub Inc. 2002 Stock Option Plan or the 1999 Employee Long-Term Incentive Plan.

1999 Employee Long-Term Incentive Plan

The Company’s 1999 Employee Long-Term Incentive Plan (the “1999 Employee Plan”) provided for the grant of non-qualified stock options to purchase shares of the Company’s common stock to employees, other than officers and non-employee directors. The term of these options may not exceed 10 years. The 1999 Employee Plan contains provisions, which permit restrictions on vesting or transferability, as well as continued exercisability upon a participant’s termination of employment with the Company, of options granted thereunder. The 1999 Employee Plan provides for full acceleration of the vesting of options granted thereunder upon a “change in control” of the Company, as defined in the 1999 Employee Plan. The Board of Directors generally may amend, suspend or terminate the 1999 Employee Plan in whole or in part at any time; provided that any amendment that affects outstanding options be consented to by the holder of the options. As of April 26, 2009, no additional grants were issuable under the 1999 Employee Long-Term Incentive Plan.

Washington Sub, Inc. 2002 Stock Option Plan

The Washington Sub, Inc. 2002 Stock Option Plan (the “Washington Sub Plan”) became effective on June 25, 2002. At the time of the spin-off of Conexant’s wireless business and merger of such business into Alpha Industries, Inc., outstanding Conexant options granted pursuant to certain Conexant stock-based compensation plans were converted so that following the spin-off and merger each holder of those certain Conexant options held (i) options to purchase shares of Conexant common stock and (ii) options to purchase shares of Skyworks common stock. The purpose of the Washington Sub Plan is to provide a means for the Company to perform its obligations with respect to these converted stock options. The only participants in the

Skyworks / Proxy Statement

Washington Sub Plan are those persons who, at the time of the spin-off and merger, held outstanding options granted pursuant to certain Conexant stock option plans. No further options to purchase shares of Skyworks common stock have been or will be granted under the Washington Sub Plan. The Washington Sub Plan contains a number of sub-plans, which contain terms and conditions that are applicable to certain portions of the options subject to the Washington Sub Plan, depending upon the Conexant stock option plan from which the Skyworks options granted under the Washington Sub Plan were derived. The outstanding options under the Washington Sub Plan generally have the same terms and conditions as the original Conexant options from which they are derived. Most of the sub-plans of the Washington Sub Plan contain provisions related to the effect of a participant’s termination of employment with the Company, if any, and/or with Conexant on options granted pursuant to such sub-plan. Several of the sub-plans under the Washington Sub Plan contain specific provisions related to a change in control of the Company.

Non-Qualified ESPP

The Company also maintains a Non-Qualified Employee Stock Purchase Plan to provide employees of the Company and participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase, by means of payroll deductions, of shares of the Company’s common stock at a discount from the market price of the common stock at the time of purchase. The Non-Qualified Employee Stock Purchase Plan is intended for use primarily by employees of the Company located outside the United States. Under the plan, eligible employees may purchase common stock through payroll deductions of up to 10% of compensation. The price per share is the lower of 85% of the market price at the beginning or end of each six-month offering period.

Skyworks / Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors currently comprises, and during fiscal year 2011 was comprised of, Messrs. Beebe, Furey (Chairman), McGlade and Schriesheim. No member of this committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No executive officer of Skyworks has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of Skyworks.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation agreements and other arrangements which are described above in “Information about Executive and Director Compensation,” since October 2, 2010, there has not been a transaction or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In January 2008, the Board of Directors adopted a written related person transaction approval policy which sets forth the Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in its filings with the SEC. The Company’s policy with regard to related person transactions is that all related person transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be reviewed by the Company’s General Counsel and approved in advance by the Audit Committee. In addition, the Company’s Code of Business Conduct and Ethics requires that employees discuss with the Company’s Compliance Officer any significant relationship (or transaction) that might raise doubt about such employee’s ability to act in the best interest of the Company.

OTHER PROPOSED ACTION

As of the date of this Proxy Statement, the directors know of no other business that is expected to come before the Annual Meeting. However, if any other business should be properly presented to the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our equity securities to file reports of holdings and transactions in securities of Skyworks with the SEC. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to us, and written representations provided to us, with respect to our fiscal year ended September 30, 2011, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of our common stock with respect to such fiscal year were timely made.

Solicitation Expenses

Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the Company in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of the Company, who will receive no additional compensation for any such services. We have retained Phoenix Advisory Partners to assist in the solicitation of proxies, at a cost to the Company of approximately $8,000, plus reasonable out-of-pocket expenses.

Skyworks / Proxy Statement

Viewing of Proxy Materials via the Internet

We are able to distribute our Annual Report and this Proxy Statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail or via the Internet.

Annual Report on Form 10-K

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as filed with the SEC, are available to stockholders without charge via the Company’s website at http://www.skyworksinc.com, or upon written request addressed to Investor Relations, Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617.

Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in the proxy materials for the Company’s 2013 annual meeting, a stockholder’s proposal must meet the requirements of Rule 14a-8 under the Exchange Act and be delivered in writing to the Secretary of the Company at its principal executive offices at 20 Sylvan Road, Woburn, MA 01801, no later than December 7, 2012. The submission of a stockholder proposal does not guarantee that it will be included in the proxy materials for the Company’s 2013 annual meeting.

According to the applicable provisions of our By-laws, if a stockholder wishes to nominate a candidate to serve as a director or to present a proposal at our 2013 annual meeting outside the processes of Rule 14a-8 that will not be considered for inclusion in the proxy materials for such meeting, then the stockholder must give written notice to our Corporate Secretary at the address noted above no earlier than January 10, 2013 and no later than February 9, 2013. In the event that the 2013 annual meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2012 annual meeting, then the required notice must delivered in writing to the Secretary of the Company at the address above no earlier than 120 days prior to the date of the 2013 annual meeting and no later than the later of 90 days prior to the 2013 annual meeting or the 10th day following the day on which the public announcement of the date of the 2013 annual meeting is first made by the Company. A proposal that is submitted outside of these time periods will not be considered to be timely and, pursuant to Rule 14a-4(c)(1) under the Exchange Act and if a stockholder properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder’s proposal. Even if a stockholder makes timely notification, the proxies may still exercise discretionary authority in accordance with the SEC’s proxy rules.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT A PROXY PROMPTLY IN ONE OF THE FOLLOWING WAYS: (A) BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE; (B) BY COMPLETING AND SUBMITTING YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD; OR (C) BY COMPLETING AND SUBMITTING YOUR PROXY VIA THE INTERNET BY VISITING THE WEBSITE ADDRESS LISTED ON THE PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Skyworks / Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS OF

SKYWORKS SOLUTIONS, INC.

May 10, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.skyworksinc.com/annualreport

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

, Please detach along perforated line and mail in the envelope provided. ,

II 20930300000000001000 6

051012

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1,

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 0

1. To elect the following nine individuals nominated to serve as directors of the

FOR AGAINST ABSTAIN

Company with terms expiring at the next annual meeting of stockholders.

2. To approve, on an advisory basis, the compensation of the 0 0 0

Company’s named executive officers, as described in the

NOMINEES:

Company’s Proxy Statement.

D FOR ALL NOMINEES o (01) David J. McLachlan

o (02) David J. Aldrich

3. To ratify the selection by the Company’s Audit Committee of

o (03) Kevin L. Beebe

D

D

WITHHOLD AUTHORITY

000

KPMG LLP as the independent registered public accounting firm for

FOR ALL NOMINEES o (04) Moiz M. Beguwala

the Company for fiscal year 2012.

D

D

FOR ALL EXCEPT

o (05) Timothy R. Furey

o (06) Balakrishnan S. Iyer

(See instructions below)

o (07) Thomas C. Leonard

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER

o (08) David P. McGlade

DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS

o (09) Rober! A. Schriesheim

GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES

FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. THE

PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS

MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR

POSTPONEMENTTHEREO~

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

and fill in the circle next to each nominee you wish to withhold, as shown here: •

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

If you would like to receive future shareholder communications over the Internet

-------------------------—1

exclusively, and no longer receive any material by mail please visit

http://www.amstock.com.Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive

Company Mailings via E-Mail and provide your e-mail address.

l!We will attend the annual meeting. 0

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via

D

this method.

Signature of Stockholder I I Date: I ISignature of Stockholder I

I Date: I I

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full

II title as such. If the signer is a corporation, partnership, limited liability company or other entity, please sign full entity name by duly authorized officer, giving full title as such. II

ANNUAL MEETING OF STOCKHOLDERS OF

SKYWORKS SOLUTIONS, INC.

May 10, 2012

INTERNET -Access .www.voteproxy.com. and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in

the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL -Sign, date and mail your proxy card in the envelope

provided as soon as possible.

IN PERSON· You may vote your shares in person by attending

the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.skyworksinc.com/annualreport

+Please detach along perforated line and mail in the envelope provided lE you are not voting via telephone or the Internet. +

II 20930300000000001000 6

051012

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1,

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 0

1. To elect the following nine individuals nominated to serve as directors of the

FOR AGAINST ABSTAIN

Company with terms expiring at the next annual meeting of stockholders.

2. To approve, on an advisory basis, the compensation of the

000

Company’s named executive officers, as described in the

NOMINEES:

Company’s Proxy Statement.

D FOR ALL NOMINEES o (01) David J. McLachlan

o (02) David J. Aldrich

3. To ratify the selection by the Company’s Audit Committee of

D

D

WITHHOLD AUTHORITY o (03) Kevin L. Beebe

000

KPMG LLP as the independent registered public accounting firm for

FOR ALL NOMINEES o (04) Moiz M. Beguwala

the Company for fiscal year 2012.

D

D

o (05) Timothy R. Furey

FOR ALL EXCEPT o (06) Balakrishnan S. Iyer

(See instructions below)

o (07) Thomas C. Leonard

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER

o (08) David P. McGlade

DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS

o (09) Robert A. Schriesheim

GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES

FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. THE

PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS

MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR

POSTPONEMENTTHEREO~

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here: •

If you would like to receive future shareholder communications over the Internet

-------------------------—1

exclusively, and no longer receive any material by mail please visit

http://www.amstock.com.Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive

Company Mailings via E-Mail and provide your e-mail address.

l!We will attend the annual meeting. 0

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via

D

this method.

Signature of Stockholder I I Date: I ISignature of Stockholder I I Date: I I

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full

II

II

title as such. If the signer is a corporation, partnership, limited liability company or other entity, please sign full entity name by duly authorized officer, giving full title as such.

o

•

SKYWORKS SOLUTIONS, INC.

Proxy for Annual Meeting of Stockholders

May 10, 2012

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David J. Aldrich and Mark V. B. Tremallo, and each of them singly,

proxies, with full power of substitution to vote all shares of stock of Skyworks Solutions, Inc. (the

“Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skyworks

Solutions, Inc. to be held at 2:00 p.m., local time, on May 10, 2012, at the Boston Marriott Burlington, 1 Burlington

Mall Road, Burlington, Massachusetts, or at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 6, 2012, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL

MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT A PROXY

PROMPTLY IN ONE OF THE FOLLOWING WAYS: (A) BY COMPLETING, SIGNING AND DATING THE

ACCOMPANYING PROXY CARD AND RETURNING IT IN THE POSTAGE-PREPAID ENVELOPE

ENCLOSED FOR THAT PURPOSE; (B) BY COMPLETING AND SUBMITTING YOUR PROXY USING THE

TOLL-FREE TELEPHONE NUMBER LISTED ON THE OTHER SIDE OF THIS PROXY CARD; OR (C) BY

COMPLETING AND SUBMITTING YOUR PROXY VIA THE INTERNET BY VISITING THE WEBSITE

ADDRESS LISTED ON THE OTHER SIDE OF THIS PROXY CARD. A PROMPT RESPONSE WILL

GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE

APPRECIATED.

• (Continued and to be signed on the reverse side) 14475 •